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                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                                  by and among

                                 ROUNDY'S, INC.

                                       and

                                THE SHAREHOLDERS

                                       of

                          PRESCOTT'S SUPERMARKETS, INC.

                                   ----------

                          Dated as of December 10, 2002

                                   ----------

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                                TABLE OF CONTENTS

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ARTICLE I Purchase and Sale of the Shares....................................................1

ARTICLE II Purchase Consideration............................................................1

   2.1     Purchase Consideration............................................................1

   2.2     Payment of Purchase Price.........................................................4

   2.3     Purchase Price Adjustment.........................................................4

   2.4     Section 444 Deposit...............................................................6

   2.5     Employment Matters................................................................7

   2.6     Name..............................................................................8

   2.7     Acknowledgements..................................................................8

ARTICLE III..................................................................................9

   3.1     Time and Place of Closing.........................................................9

   3.2     Deliveries........................................................................9

ARTICLE IV Representations and Warranties of the Shareholders...............................11

   4.1     Corporate Organization...........................................................11

   4.2     Authority of the Shareholders....................................................11

   4.3     Title to the Subject Shares......................................................13

   4.4     No Violation.....................................................................13

   4.5     Capitalization of the Company....................................................13

   4.6     Subsidiaries and Affiliates......................................................14

   4.7     Financial Statements.............................................................14

   4.8     Absence of Undisclosed Liabilities...............................................15

   4.9     Absence of Certain Changes or Events.............................................15

   4.10    Legal Proceedings................................................................16

   4.11    Taxes............................................................................17
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   4.12    Title to Properties and Related Matters..........................................18

   4.13    Computer Software................................................................21

   4.14    Licenses, Permits, Authorizations and Consents...................................21

   4.15    Intellectual Property............................................................21

   4.16    Contracts........................................................................22

   4.17    Employees........................................................................23

   4.18    Benefit Plans....................................................................24

   4.19    Compliance with Applicable Law...................................................27

   4.20    Ability to Conduct the Business..................................................27

   4.21    Material Suppliers...............................................................27

   4.22    Inventories......................................................................27

   4.23    Accounts Receivable..............................................................27

   4.24    Insurance........................................................................28

   4.25    Bank Accounts; Powers of Attorney................................................28

   4.26    Minute Books and Stock Records...................................................28

   4.27    Books and Records................................................................28

   4.28    Transactions with Related Parties................................................28

   4.29    Environmental Matters............................................................29

   4.30    Disclosure.......................................................................31

   4.31    Reliance.........................................................................31

   4.32    No Other Representations and Warranties..........................................31

ARTICLE V Representations and Warranties of Buyer...........................................31

   5.1     Corporate Organization...........................................................31

   5.2     Authorization....................................................................32

   5.3     Consents and Approvals; No Violations............................................32
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   5.4     Investment/Operational Intent....................................................32

   5.5     Availability of Funds; Solvency..................................................33

   5.6     No Other Representations and Warranties..........................................33

ARTICLE VI Covenants........................................................................33

   6.1     Conduct of the Business of the Company...........................................33

   6.2     Access to Personnel, Properties, Books and Records...............................36

   6.3     Efforts..........................................................................36

   6.4     Further Assurances...............................................................37

   6.5     Transfer Taxes...................................................................37

   6.6     Section 338(h)(10) Election......................................................37

   6.7     Badger Limited Assortment LLC....................................................37

   6.8     Stock Appreciation Rights........................................................37

   6.9     Agreement Regarding Income Taxes and Income Tax Returns..........................38

   6.10    Termination of Home Ownership Program and S.M.A.R.T. Scholarship Program.........39

   6.11    Estoppels and SNDA's.............................................................39

ARTICLE VII Conditions to the Obligations of Buyer..........................................39

   7.1     Representations and Warranties True..............................................39

   7.2     Performance......................................................................39

   7.3     Approvals, Permits, Etc..........................................................39

   7.4     Delivery of Closing Documents....................................................40

   7.5     Absence of Certain Events........................................................40

   7.6     No Material Adverse Change.......................................................40

   7.7     Consents.........................................................................40

   7.8     Evidence of Title to Real Property...............................................40

   7.9     Landlord Estoppel Certificates...................................................40
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   7.10    [Intentionally Left Blank].......................................................40

   7.11    Subordination, Nondisturbance and Attornment Agreements..........................40

ARTICLE VIII Conditions to the Obligations of the Shareholders..............................41

   8.1     Representations and Warranties True..............................................41

   8.2     Performance......................................................................41

   8.3     Approvals, Permits, Etc..........................................................41

   8.4     Delivery of Closing Documents....................................................41

   8.5     Absence of Certain Events........................................................41

   8.6     Personal Guarantees..............................................................41

ARTICLE IX Termination......................................................................42

   9.1     Termination......................................................................42

   9.2     Effect of Termination............................................................42

ARTICLE X Indemnification; Survival of Representations and Warranties.......................42

   10.1    Indemnity Obligations of the Shareholders........................................42

   10.2    Indemnity Obligations of Buyer...................................................43

   10.3    Procedures Relative to Indemnification Claims....................................43

   10.4    Duration.........................................................................45

   10.5    Tax Effect of Losses.............................................................46

   10.6    Certain Limitations..............................................................46

   10.7    Definitively Resolved............................................................47

   10.8    Claims Limited to Indemnification Escrow Amount, with Certain Exceptions.........47

   10.9    Indemnification Rights Against Shareholders......................................47

ARTICLE XI Shareholders' Agents.............................................................48

   11.1    Appointment of Shareholders' Agents..............................................48

   11.2    Authority Granted to Shareholders' Agents........................................48
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   11.3    Authorization....................................................................49

   11.4    Reliance.........................................................................49

   11.5    Acts of Shareholders' Agents.....................................................50

   11.6    No Liability.....................................................................50

   11.7    Expenses.........................................................................50

   11.8    Claims, Actions or Suits.........................................................50

ARTICLE XII Miscellaneous Provisions........................................................51

   12.1    Dispute..........................................................................51

   12.2    Process..........................................................................51

   12.3    Negotiations.....................................................................51

   12.4    Mediation........................................................................51

   12.5    Submission to Adjudication.......................................................52

   12.6    General..........................................................................52

ARTICLE XIII Miscellaneous Provisions.......................................................53

   13.1    Waiver of Compliance.............................................................53

   13.2    Notices..........................................................................53

   13.3    Expenses.........................................................................54

   13.4    Public Announcements.............................................................54

   13.5    Binding Effect...................................................................54

   13.6    Assignment.......................................................................55

   13.7    No Third Party Beneficiary.......................................................55

   13.8    Captions and Paragraph Headings..................................................55

   13.9    Entire Agreement.................................................................55

   13.10   Modifications....................................................................55

   13.11   Severability.....................................................................55
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   13.12   Definition of Knowledge..........................................................55

   13.13   Definition of Material Adverse Effect and Material Adverse Change................55

   13.14   Counterparts.....................................................................56

   13.15   Governing Law....................................................................56

   13.16   Exclusive Jurisdiction...........................................................56

   13.17   Directors, Officers and Fiduciary Indemnification................................56

   13.18   Acknowledgment Regarding Trustee Status..........................................56

   13.19   Specific Performance.............................................................57

   13.20   Disclosure Schedule..............................................................57

   13.21   Access; Retention of Records.....................................................57

   13.22   Attorneys' Fees..................................................................58
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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is entered into this 10th day of December, 2002, by and among (i) Roundy's, Inc., a Wisconsin corporation (the "Buyer") and
(ii) the record owners of all of the issued and outstanding shares of capital stock of Prescott's Supermarkets, Inc., a Wisconsin corporation (the "Company") as identified on Section 4.3 of the Disclosure Schedule (defined hereinafter) (the persons and entities described in this sub-clause (ii) being referred to collectively as the "Shareholders").

     WHEREAS, the Shareholders are the record owners of the number of shares of the common stock, par value $1.00 per share, of the Company (the "Common Stock") as set forth on Section 4.3 of the Disclosure Schedule;

     WHEREAS, the shares of Common Stock constitute, in the aggregate, 100% of the issued and outstanding shares of the capital stock of the Company (collectively, the "Subject Shares"); and

     WHEREAS, the Shareholders are willing to sell, and Buyer is willing to purchase, all of the Subject Shares on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the promises and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                         Purchase and Sale of the Shares

     At the Closing (as hereinafter defined in Section 3.1), the Shareholders shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase from the Shareholders, all (but not less than all) of the Subject Shares, free and clear of all claims, pledges, security interests, liens, mortgages, equities, rights of first refusal, options, contractual commitments, conditional sales contracts, reservations, restrictions, charges, or encumbrances of any nature whatsoever (collectively, the "Encumbrances"), all on the terms and conditions set forth in this Agreement.

                                   ARTICLE II
                             Purchase Consideration

     2.1 Purchase Consideration. Subject to the terms and conditions of this Agreement, the aggregate price to be paid by Buyer for the Subject Shares (the "Purchase Price") shall be (i) Forty-Eight Million Six Hundred Eighty-Four Thousand Dollars ($48,684,000) less (ii) the sum of (A) the Closing Indebtedness Amount and (B) the aggregate amount of Expenses of the Company and its Subsidiaries, less (iii) the excess (if any) of (A) negative Nine Hundred Sixteen Thousand Six Hundred Sixty Two Dollars (-$916,662.00) ("Benchmark Working Capital"), over (B) the Closing Date Net Working Capital (as defined below). If the amount described in subclause (iii)(B) of the preceding sentence is greater than the amount described in subclause (iii)(A), then the adjustment under clause (iii) shall be zero. For purposes of the preceding clause (ii)(B), "Expenses" shall include only Expenses that have not been paid on or prior to the Closing Date. Benchmark Working Capital has been determined based upon an average of four

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consecutive fiscal quarters, with the last ending October 26, 2002 (the
"Benchmark Date") in the manner described in Section 2.1 of the Disclosure Schedule.

          (a) Closing Indebtedness Amount. The "Closing Indebtedness Amount" shall mean the amount of the outstanding balance of Indebtedness of the Company and its Subsidiary as of the Closing Date (defined below); provided that, for purposes of such calculation, all accrued interest, prepayment penalties, premiums, fees and expenses (if any) which would be payable if such Indebtedness was paid in full at the Closing (including, without limitation, any costs or charges associated with the termination of any interest rate "swap" agreements or similar instruments, shall be treated as Indebtedness.

          (b) Indebtedness. Solely for purposes of this Article II, "Indebtedness" shall mean, at a particular time, the sum of the following, without duplication, (determined on a consolidated basis with respect to the Company and its Subsidiaries): (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security,
(iii) any indebtedness for the deferred purchase price of property or services (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) obligations under capitalized leases (as defined, and in the amount recorded as a liability, in accordance with GAAP),
(v) any indebtedness (other than trade payables and other current liabilities incurred in the ordinary course of business) secured by any Lien (as defined in
Section 2.1(d) below) on the Company's or a Subsidiary's assets, (vi) any cash, book or bank account overdrafts (other than those incurred in the ordinary course of business consistent with past practice and custom), and (vii) any accrued interest payable on the foregoing.

     On the basis of the Company's Financial Statements as of the end of its 2001 fiscal year, the amount of "Indebtedness" determined under the foregoing definition is $2,676,604, determined in the manner set forth in Section 2.1(b) of the Disclosure Schedule hereto. The "Closing Indebtedness Amount" will be determined in a manner consistent with the determination there set forth.

          (c) Expenses. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, lenders, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, execution or performance of this Agreement and the transactions contemplated hereby, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby and thereby and, in the case of the Company, any severance, bonus, incentive compensation, deferred compensation or other similar amounts paid or for which the Company may be liable to any employee or former employee of the Company as a result of the transactions contemplated hereby (whether or not such employee's employment terminates in connection with such transactions), or as a result of the termination of the employee's employment coincident with the transactions contemplated hereby, in each case whether or not such amounts are accrued as liabilities on the Financial Statements or on the books of the Company.

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          (d) Lien. "Lien" shall mean any lien, claim, pledge, security interest, mortgage or charge of any kind, including, without limitation, any conditional sale or other title retention agreement (or lease in the nature thereof), any filing or agreement to file a financing statement as debtor under the applicable Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          (e) Person. "Person" shall mean any individual, partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, governmental entity or any department, agency or political subdivision thereof.

          (f) Closing Date Net Working Capital. "Closing Date Net Working Capital" shall mean the Company's current assets less its current liabilities determined as of the Closing Date (which for this purpose shall include the current assets and current liabilities of the Company and its Subsidiaries determined on a consolidated basis with respect to the Company and its Subsidiaries), in a manner consistent with the preparation of the Financial Statements, and in any event in accordance with GAAP, but subject to the following:

               (i) inventory will be valued at its cost to the Company using the first in first out method based on physical inventories taken as nearly as practical to the Closing Date, in a manner consistent with that customary in the industry, which inventories will be observed by representatives of both the Company and Buyer;

               (ii) if any Expenses paid or accrued by the Company or its Subsidiaries which are taken into account in the calculation of the Purchase Price under Section 2.1(ii)(B) have affected the Company's current assets or current liabilities as of the Closing Date, the effects thereof on such current assets and current liabilities will be reversed for purposes of determining Closing Date Net Working Capital (it being the intent of the parties that amounts that reduce the Purchase Price as Expenses shall not further reduce the Purchase Price as a deficiency in Closing Date Net Working Capital);

               (iii) the entire amount of the Company's Indebtedness shall be excluded from the Company's current liabilities for purposes of computing the Closing Date Net Working Capital;

               (iv) any amount treated as Indebtedness under Section 2.1(b) and taken into account as a reduction of the Purchase Price under clause (ii)(A) of
Section 2.1 will not be treated as a current liability for purposes of determining Closing Date Net Working Capital;

               (v) any asset or liability account that was excluded in determining the Benchmark Working Capital amount will be similarly excluded for purposes of determining Closing Date Net Working Capital;

               (vi) except to the extent taken into account in determining Benchmark Working Capital, Closing Date Net Working Capital shall not include any money or the net book

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value of any other property of the Company, distributed or paid between the
Benchmark Date and the Closing Date, as described in Section 2.7 of this Agreement;

               (vii) the Company will not record any gain or loss on the distribution or transfer of any of its assets as contemplated by Section 2.7, based on a difference between the net book value and the market value of any such asset; and

               (viii) deposits-in-transit as of the Closing Date will be treated as a part of the Company's cash balance.

     2.2 Payment of Purchase Price. At the Closing, Buyer shall pay the Purchase Price as follows:

          (a) to Bank One Trust Company (the "Escrow Agent"), the sum of Five Million and 00/100 Dollars ($5,000,000.00) (the "Indemnification Escrow Amount") via wire transfer of immediately available funds to an account designated by the Escrow Agent, which amount shall be held by the Escrow Agent in accordance with the terms of an Indemnification Escrow Agreement (defined below) and shall be used as a means of providing a limited fund from which Buyer may recover for certain indemnification obligations of the Shareholders, as more fully provided herein and therein;

          (b) to the Escrow Agent, five percent (5%) of the Estimated Purchase Price (the "Purchase Price Escrow Amount") via wire transfer of immediately available funds to an account designated by the Escrow Agent, which amount shall be held by the Escrow Agent in accordance with the terms of a Purchase Price Adjustment Escrow Agreement (defined below) and shall be used as a means of reconciling any adjustments to the Purchase Price pursuant to Section 2.3 hereof; and

          (c) to the Shareholders, the Estimated Purchase Price (as defined below) less the Indemnification Escrow Amount less the Purchase Price Escrow Amount (the "Closing Payment"), which amount shall be subject to adjustment post-closing as provided in Section 2.3 below. The Closing Payment shall be made by a single wire transfer of immediately available funds to a single account to be designated by the Shareholders Agents, which transfer shall be deemed for all purposes to constitute delivery of the Closing Payment to all of the Shareholders. The Closing Payment shall be allocated among the Shareholders in the manner set forth on Section 4.3 of the Disclosure Schedule attached hereto and incorporated herein by reference (the "Disclosure Schedule").

     2.3 Purchase Price Adjustment. The Purchase Price shall be adjusted (the "Purchase Price Adjustment") in accordance with this Section 2.3.

          (a) Estimated Purchase Price. Prior to the Closing, the parties jointly will prepare an estimate of the Purchase Price, which estimate will be based on the interim financial statements of the Company as of the month end next preceding the Closing Date (the "Estimated Purchase Price").

          (b) Closing Calculations and Purchase Price Certificate. Within sixty
(60) days after the Closing Date, the Shareholders' Agents shall deliver to Buyer a calculation of the

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actual Closing Indebtedness Amount, the Expenses of the Company, and the Closing
Date Net Working Capital measured as of the Closing Date (collectively, the "Closing Calculations"), prepared from the books and records of the Company and accompanied by a certificate of the Shareholders' Agents to the effect that such statement has been prepared in accordance with the terms of this Agreement (the "Closing Calculations Certificate").

          (c) Buyer's Review. As soon as practicable after its receipt of the Closing Calculations and the Closing Calculations Certificate, but in any event not more than thirty (30) days thereafter, Buyer may deliver to the Shareholders' Agents a notice of dispute relating to the Closing Calculations setting forth in reasonable detail the basis for such dispute (a "Dispute Notice").

          (d) No Objection by Buyer. If the Buyer has no objection to the Closing Calculations, the amount paid by the Buyer as set forth in Section 2.2 of this Agreement shall be adjusted in the manner set forth in Section 2.3(i) of this Agreement.

          (e) Bases for Objection. The only bases upon which the Buyer may dispute any matter in the Closing Calculations are: (i) the inaccuracy of such matter, whether factually or numerically; or (ii) the Closing Calculations are not prepared as required by this Agreement.

          (f) Access. After the Closing Date, Buyer shall allow the Shareholders' Agents, the accountants for the Shareholders (the "Shareholders' Accountants") and their respective representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, all books and records of the Company, including but not limited to the books, records, schedules, work papers and audit programs of Buyer and the accountants for Buyer ("Buyer's Accountants") and to have reasonable access to and assistance from the Company's employees to the extent such documents and access are necessary to prepare the Closing Calculations in accordance with Section 2.3(b) and to respond to any Dispute Notice delivered by Buyer pursuant to
Section 2.3(c).

          (g) Dispute Resolution. In the event Buyer delivers a Dispute Notice, such dispute shall be resolved in accordance with the procedures set forth below.

               (i) Mutual Agreement. Buyer and the Shareholders' Agents shall endeavor, through good faith negotiations, to resolve any such dispute on terms mutually acceptable to them. Buyer's Accountants, on behalf of Buyer, and the Shareholders' Accountants, on behalf of the Shareholders (such accountants being hereinafter collectively referred to as the "Parties' Accountants"), may participate in such negotiations to the extent requested by the parties.

               (ii) Neutral Accountants. If such dispute or controversy is not resolved by the mutual agreement of the parties or the Parties' Accountants within thirty (30) days after the Shareholders' Agents' receipt of the Dispute Notice, then PriceWaterhouseCoopers (the "Neutral Accountants") shall resolve such dispute or controversy. The Neutral Accountants shall be instructed to make their determination as to such dispute or controversy within thirty (30) days after their appointment. The Neutral Accountants shall act as

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arbitrators, and their determination shall be final, binding and conclusive as between Buyer and the Shareholders absent fraud or manifest error.

          (h) Procedure. Each of the parties, at its own expense, shall furnish the Neutral Accountants and the other parties with such documents and information as the Neutral Accountants may request. Each party may also furnish to the Neutral Accountants such other information and documents as such party deems relevant with appropriate copies or notification being given to the other party. The Neutral Accountants may, at their discretion, conduct a conference concerning the disagreement with the Shareholders' Agent and the Buyer, at which conference each party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants. In connection with such process, there shall be no hearings, oral examinations, testimony, depositions, discovery or other similar proceedings conducted by any party or by the Neutral Accountants. The Neutral Accountants shall determine the proportion of their fees and expenses to be paid by the Shareholders and the Buyer, based primarily on the degree to which the Neutral Accountants have accepted the positions of the respective parties.

          (i) Final Purchase Price Adjustment. If the actual Purchase Price based on the Closing Calculations as finally determined pursuant to this Section
2.3 ("Final Purchase Price") is greater than the sum of the Closing Payment plus the Indemnification Escrow Amount plus the Purchase Price Adjustment Escrow Amount (such sum being referred to as the "Closing Amount"), the Escrow Agent shall pay to the Shareholders, in accordance with their respective percentages set forth in Section 4.3 of the Disclosure Schedule, the entire amount of the Purchase Price Adjustment Escrow Amount, and the Buyer shall pay to the Shareholders the excess of the Final Purchase Price over the Closing Amount. If the Final Purchase Price is less than the Closing Amount, the Escrow Agent shall pay to Buyer the amount of such deficiency out of the Purchase Price Adjustment Escrow Amount, and if the Purchase Price Adjustment Escrow Amount is insufficient, out of the Indemnification Escrow Amount (subject to Section 10.9 below), and if any deficiency remains, George and Judith Prescott, jointly and severally, shall pay to Buyer the amount of such remaining deficiency. Any payment required to be made by the Buyer or the Shareholders or the Escrow Agent, as the case may be, pursuant to this Section 2.3(i) shall be made immediately by wire transfer of immediately available funds (i) if to Buyer, to such account as is designated by Buyer, and (ii) if to the Shareholders, to the account referred to in Section 2.2(c) hereof, which transfer shall be deemed for all purposes to constitute delivery to all of the Shareholders. Any payments pursuant to this Section 2.3(i) of this Agreement out of the Purchase Price Adjustment Escrow Amount or the Indemnification Escrow Amount shall include a proportionate share of the interest actually earned (net of the Escrow Agent's fees and expenses) on the Purchase Price Adjustment Escrow Amount or the Indemnification Escrow Amount, as applicable. Any additional payments pursuant to this Section 2.3(i) of this Agreement beyond the Purchase Price Adjustment Escrow Amount and the Indemnification Escrow Amount shall include interest at the prime rate as established from time to time by Bank One, Wisconsin, from the Closing Date to the date of payment.

     2.4 Section 444 Deposit. The Company maintains a deposit with the Internal Revenue Service pursuant to Section 444 of the Internal Revenue Code and the current amount of such deposit is $1,575,000 (the "Deposit"). Promptly after the Closing and in any event within 30 days after Closing, the Buyer shall cooperate with the Sellers and provide such information and make such filings (if any) as may be necessary to request a refund of the Deposit. The Buyer shall cause copies of all such documents to be delivered to the Shareholders' Agent. Upon receipt of payment of the Deposit by the Company, the Company shall immediately pay the amount of the Deposit to the Shareholders' Agents for distribution to the Shareholders in accordance with their percentage ownership interests in the Subject Shares.

     2.5 Employment Matters.

          (a) For purposes of all employee benefit plans contributed to by the Buyer after the Closing Date in which any employees of the Company participate, to the extent permitted by the terms of such plans and applicable law, the Buyer shall cause each such plan to treat the prior service with the Company as service rendered to the Buyer for purposes of eligibility and vesting under such plan and for purposes of vacation pay, but, unless otherwise determined by the Buyer, not for purposes of benefit accrual under such plan.

          (b) Except with respect to any Benefit Plans terminated prior to the Closing Date as described elsewhere in this Agreement, for the employees of the Company and the Subsidiary and, to the extent required by applicable law or as provided in this Agreement, the employees of Badger Limited Assortment LLC ("Badger"), the Company and the Subsidiary shall continue to be responsible for the Benefit Plans identified in Section 4.18(a) of the Disclosure Schedule after the Closing Date, and neither the Shareholders nor, except with respect to its own employees, Badger, shall have any further responsibility or liability with respect to any such Benefit Plans.

          (c) Buyer shall be responsible for providing continuing health benefit coverage pursuant to Section 601, et. seq. of ERISA and Section 4980B of the Code and any applicable state law requirements ("COBRA continuation coverage") under any health plan(s) maintained by the Company immediately prior to the Closing Date with respect to all persons receiving or entitled to receive COBRA continuation coverage under such health plan(s), including any person who becomes a qualified beneficiary as a result of the transaction contemplated by this Agreement, any person whose qualifying event occurred prior to the Closing Date, and any other person receiving or entitled to receive COBRA continuation coverage under such health plan(s) as of the Closing Date.

          (d) Buyer shall allow Badger's employees participating in the Company's health and life insurance plans immediately prior to the Closing Date to continue participation in such health and life insurance plans for a period of up to 30 days following the Closing Date. The Shareholders will cause Badger to use reasonable commercial efforts to implement and make available to its employees health and life insurance plans within that thirty-day period. Badger will pay Buyer the COBRA cost for such employees' post-Closing Date health coverage (for the entire period for which such employees remain as participants in the Company's plan under COBRA, even if such period is greater than the thirty days referred to above), and will pay the applicable premium for such employees' post-Closing Date life insurance coverage (subject to the right of Badger to seek reimbursement of such costs from its employees). Prior to the Closing Date, Badger may, in its sole discretion, terminate the participation of its employees in the Company's profit sharing 401(k) plan or spin-off that portion of such plan covering its employees in a transaction complying with Section 414(l) of the Internal Revenue Code. If Badger determines to terminate the participation of its employees in the Company's profit sharing 401(k) plan, then such employees shall be fully vested in their plan accounts, and after the Closing Date the Buyer and the Company shall take such steps as are necessary to enable employees of Badger to receive distributions of their vested plan accounts, consistent with applicable law.

     2.6 Name. Promptly after the Closing, the Buyer shall cause the Company to change its corporate name to a name that does not include the name "Prescott" in any manner. On or before May 1, 2003, the Buyer shall cause the Company to cease using the name "Prescott" on any of its supplies, business documents, letterhead or in any other way.

     2.7 Acknowledgements. Notwithstanding any other provision of this Agreement, prior to the Closing, the Shareholders intend to cause the Company to engage in the following transactions, to which the Buyer hereby consents:

          (a) distribute or assign the collateral assignment of all life insurance policies on the life of George Prescott and Judith Prescott to Badger Limited Assortment LLC or the insured on such policy;

          (b) distribute all member interests in Badger Limited Assortment LLC to the Shareholders;

          (c) make distributions of cash and third-party securities from time to time to the Shareholders and incur indebtedness for borrowed money to fund the same;

          (d) pay cash to employees as "sale bonuses" or make cash payouts in payment of the Company's obligations under the Home Ownership Program and the S.M.A.R.T. Scholarship Program and terminate such programs and incur indebtedness for borrowed money to fund the same;

          (e) permit the Shareholders to remove from the Company's premises those personal assets listed in Section 2.7(e) of the Disclosure Schedule;

          (f) prepay to employees of the Company all bonuses and profit sharing payments for the fiscal year of the Company ending on January 25, 2003; and

          (g) forgive or cancel any and all amounts owed to the Company by certain of the Shareholders and/or by Badger Limited Assortment LLC, as set forth on Section 2.7(g) of the Disclosure Schedule.

     2.8 Vehicle Leases. Prior to the Closing Date the Company will assign to certain of the Shareholders, and the assignee Shareholders will assume from the Company, those vehicle leases listed in Section 2.8 of the Disclosure Schedule (or, at the option of the Shareholders, the

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Company will purchase the vehicles subject to such leases, terminate the leases and transfer the vehicles to the assignee Shareholders).

                                  ARTICLE III
                           Closing; Closing Deliveries

     3.1 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Whyte Hirschboeck Dudek S.C., Suite 2100, 111 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202, on January 21, 2003 at 9:00 A.M., or on such other date or at such other location as the parties shall mutually agree in writing (the "Closing Date"), and shall be effective for all purposes as of 12:01 A.M. on the Closing Date (the "Effective Time").

     3.2 Deliveries.

          (a) Deliveries by the Shareholders. At the Closing, the Shareholders shall deliver or cause to be delivered to Buyer the following:

               (i) certificates representing all of the Subject Shares, free of any restrictive legends and duly endorsed or accompanied by duly executed stock powers;

               (ii) certificates, dated as of the Closing Date and executed by each of the Shareholders to the effect that (A) each of the representations and warranties of the Shareholders made under Article IV hereof is true and correct in all material respects on the Closing Date as though made on such date and (B) the Shareholders have performed and complied in all material respects with all covenants, conditions and obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date;

               (iii) a certified copy of the Articles of Incorporation and Bylaws of the Company;

               (iv) an amendment to Articles of Incorporation deleting Article XII thereof to be effective on or prior to the Closing Date;

               (v) all minute books, stock books, stock transfer records, corporate seals and other corporate and shareholder records of the Company and each Subsidiary (as hereinafter defined);

               (vi) letters of resignation, dated as of the Closing Date, of all of the directors and officers of the Company and the Subsidiaries;

               (vii) the written opinion of Quarles & Brady, LLP or O'Meara, Eckert, Pouros & Gonring, counsel for the Shareholders, dated the Closing Date, substantially in the form of Exhibit A hereto;

               (viii) acknowledgments by the Shareholders of their receipt of the Closing Payment;

               (ix) executed counterparts of the following agreements:

                    (A) Noncompetition Agreements entered into between Buyer and George E. Prescott and Judith A. Prescott, respectively, substantially in the form of Exhibit B attached hereto and incorporated herein; and

                    (B) Indemnification Escrow Agreement entered into among Buyer, the Shareholders and the Escrow Agent, substantially in the form of Exhibit C attached hereto and incorporated herein (the "Indemnification Escrow Agreement"); and

                    (C) Purchase Price Adjustment Escrow Agreement. entered into among Buyer, the Shareholders and the Escrow Agent, substantially in the form of Exhibit D attached hereto and incorporated herein ("Purchase Price Adjustment Escrow Agreement").

               (x) a certificate (executed in duplicate) of each of the Shareholders in a form acceptable to Buyer certifying that such Shareholder is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;

               (xi) certificates of status issued by the Wisconsin Department of Financial Institutions dated within ten (10) business days of the Closing Date certifying that the Company and each Subsidiary is a domestic corporation or limited liability company organized under the laws of the State of Wisconsin and has filed its annual report required under the Wisconsin Business Corporation Law ("WBCL") or Wisconsin Limited Liability Company Act;

               (xii) evidence, reasonably satisfactory to Buyer, as to the termination of all stockholder agreements, voting trust agreements, nominee arrangements, options, warrants, rights or other privileges with respect to any shares of the Company's capital stock;

               (xiii) all executed written consents of third parties to the sale of the Subject Shares to Buyer hereunder which may be required pursuant to any agreement or arrangement to which the Company, any Subsidiary or any Shareholder is a party;

               (xiv) evidence of termination of all rights of participants in the Company's SAR Plans (as defined below);

               (xv) the Letter Reports called for by Section 7.8 hereof;

               (xvi) the Landlord Estoppel Certificates called for by Section
7.9 hereof;

               (xvii) the SNDAs called for by Section 7.11 hereof; and

               (xviii) such other duly executed documents and certificates as may be reasonably requested by Buyer.

          (b) Deliveries by Buyer. At the Closing, Buyer shall deliver to the Shareholders or to the Escrow Agent, as applicable, the following:

               (i) payment of the Purchase Price in accordance with the provisions of Section 2.2;

               (ii) certificates, dated as of the Closing Date and executed by proper officers of Buyer, to the effect that: (A) each of the representations and warranties of Buyer made under Article V hereof is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (B) Buyer has performed and complied in all material respects with all covenants and obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date;

               (iii) the written opinion of Whyte Hirschboeck Dudek S.C., counsel for Buyer, dated the Closing Date, substantially in the form of Exhibit E hereto;

               (iv) a copy, certified as of the Closing Date by a proper officer of Buyer, of the resolutions of the Boards of Directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer; and

               (v) executed counterparts of each of the agreements specified in
Section 3.2(a)(ix) above to which Buyer is a party.

                                   ARTICLE IV
               Representations and Warranties of the Shareholders

     Each of the Shareholders makes the representations and warranties set forth in this Article IV, each of which is true and correct as of the date hereof. Such representation and warranties are made jointly and severally, except for those set forth in Sections 4.2 and 4.3, which are made severally and individually by each Shareholder only as to himself/herself/itself and the Subject Shares sold by such Shareholder.

     4.1 Corporate Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin. The Company is current in all filings necessary to maintain its corporate existence under Wisconsin law and no proceedings have been filed or are pending for its dissolution or winding up. The Company has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted or presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in all jurisdictions where it is required to be qualified, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has, upon or prior to execution of this Agreement, delivered to Buyer complete and correct copies of its Articles of Incorporation, as amended to date (certified by the Wisconsin Department of Financial Institutions as of a recent date), and its By-Laws, as amended to date (certified by the Secretary of the Company). Except as expressly contemplated by the Agreement, neither the Articles of Incorporation nor the By-Laws of the Company have been amended since the dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

     4.2 Authority of the Shareholders.

          (a) Except as set forth on Section 4.2(a) of the Disclosure Schedule, each Shareholder has full right, power, legal capacity and authority to sell, transfer and deliver to Buyer the full legal and beneficial ownership in the Subject Shares to be sold by such Shareholder pursuant to this Agreement and to consummate the transactions contemplated herein and in any documents to be delivered in connection herewith ("Seller Ancillary Documents") to which such Shareholder is a party.

          (b) With respect to each Shareholder that is a trust, estate, or entity other than a natural person or corporation (the "Entities"), the representatives, trustees or other fiduciaries who have signed this Agreement (and any relevant Seller Ancillary Document) on behalf of such Entities are the duly appointed and acting representatives, trustees, or fiduciaries of such Entities as of the date hereof (and will be such as of the Closing Date); the representatives, trustees, or other fiduciaries of such Entities have all the power and authority necessary to own and dispose of the Subject Shares held by such Entity; no beneficiary or other party with any beneficial interest in any of the Entities has heretofore in any way assigned, transferred or encumbered, or permitted the assignment, transfer or other encumbrance of, the Subject Shares (or any interest therein) held by the Entities; the execution and delivery of this Agreement and any relevant Seller Ancillary Document by such representatives, trustees, or other fiduciaries, and the performance by such representatives, trustees, or other fiduciaries of their obligations hereunder have been duly and validly authorized and approved by all actions required under applicable law relating to the Entities and under the terms of the relevant will, trust or other instruments; such representatives, trustees, and fiduciaries have full power and authority under the terms of the applicable instruments and under any document relating to or applicable to such Entities to execute and deliver this Agreement and any relevant Seller Ancillary Document on behalf of such Entities and to perform their respective obligations hereunder and thereunder; and neither the execution of this Agreement or any relevant Seller Ancillary Document, consummation of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms and conditions hereof or thereof will violate or conflict with any provision of the applicable instruments or any other document relating to Entities.

          (c) This Agreement has been duly and validly executed and delivered by each Shareholder and is the legal, valid and binding obligation of each Shareholder enforceable in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable relief. Except as set forth in Section 4.2(c) of the Disclosure Schedule, no action, consent or approval by or filing with any federal, state, municipal, foreign or other court or governmental or administrative body or agency or any other regulatory or self-regulatory body is required in connection with the execution and delivery by any Shareholder of this Agreement or the Seller Ancillary Documents or the consummation by such Shareholder of the transactions contemplated hereby and thereby. No claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal is now pending or, to the knowledge of any Shareholder, threatened, against or relating to such Shareholder which would adversely affect the ability of such Shareholder to consummate the sale of the Subject Shares or the other transactions contemplated by this Agreement or the Seller Ancillary Documents. Except as set forth in Section 4.2(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement by any Shareholder, nor the consummation of the transactions contemplated hereby, will breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any contract or instrument to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound.

     4.3 Title to the Subject Shares. Each Shareholder is the beneficial and record owner of the number of Subject Shares set forth opposite the name of such Shareholder in Section 4.3 of the Disclosure Schedule. At the Closing, such Shareholder will deliver to Buyer good and marketable title to such shares, free and clear of any Encumbrances (except for the rights of Buyer arising under this Agreement).

     4.4 No Violation. Except as set forth in Section 4.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Shareholders and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the charter documents of the Company or any Subsidiary; (ii) breach, violate or (whether immediately or with the lapse of time or the giving of notice or both) constitute an event of default under or an event which would give rise to any right of termination, cancellation, modification, acceleration or foreclosure under, or require any consent of or the giving of any notice to any third party under, any note, bond, indenture, credit facility, mortgage, security agreement, lease, license, franchise, permit or other agreement, instrument or obligation to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary or any of their properties or assets may be bound, or give rise to the creation of any Encumbrance (as that term is defined above) upon the Subject Shares or upon the properties or assets of the Company or any Subsidiary; (iii) violate or conflict with any law, statute, rule, regulation, ordinance, code, judgment, order, writ, injunction, decree or other requirement of any court or of any governmental body or agency thereof applicable to the Company or any Subsidiary or by which any of their properties or assets may be bound; or (iv) require any registration or filing by the Company, the Subsidiaries or the Shareholders with, or any permit, license, exemption, consent, authorization or approval of, or the giving of any notice by the Company, any Subsidiary or any of the Shareholders to, any governmental or regulatory body, agency or authority.

     4.5 Capitalization of the Company. The authorized, issued and outstanding shares of all classes of capital stock of the Company, and the record ownership thereof, is set forth in Section 4.5 of the Disclosure Schedule. The Subject Shares constitute 100% of the issued and outstanding shares of the capital stock of the Company on a fully diluted basis (i.e., after giving effect to the exercise of all options, warrants or similar rights to acquire shares of stock), and there are no other shares of any class of capital stock authorized, issued or outstanding as of the date hereof. All of the Subject Shares were duly and validly authorized and issued and are fully paid and non-assessable, except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes. Except as disclosed in Section 4.5 of the Disclosure Schedule, there are no agreements, arrangements or understandings (including, without limitation, options or rights of first refusal), to which any Shareholder, the Company or any Subsidiary is a party, or by which any Shareholder, the Company or any Subsidiary is bound relating to the ownership, acquisition or disposition of the Subject Shares or any interest therein, and there are no agreements, arrangements or understandings to which any Shareholder, the Company or any Subsidiary is a party or by which they are bound relating to the repurchase or redemption of any shares of the Company's capital stock. There are no outstanding options, warrants or other rights to subscribe for or purchase, or securities convertible into or exchangeable for, shares of the Company's capital stock, there are no agreements, arrangements or understandings to which the Company or any Subsidiary is a party or by which they are bound pursuant to which the Company is or may be required to issue or sell additional shares of the Company's capital stock, and no person other than the Shareholders owns or holds any legal, equitable or beneficial interest in or right to any shares of the Company's capital stock or other equity interest in the Company of any nature whatsoever. Except as set forth on Section 4.5 of the Disclosure Schedule, the Company does not have any stock appreciation rights, "phantom stock" rights, performance share plans or similar equity-based compensation plans (collectively, "SAR Plans").

     4.6 Subsidiaries and Affiliates. Section 4.6 of the Disclosure Schedule sets forth the name, jurisdiction of incorporation, capitalization, ownership, officers and directors of each corporation or other entity (other than publicly-traded corporations) in which the Company has any direct or indirect equity interest or other ownership interest ("Subsidiary") and the jurisdictions, if any, in which each Subsidiary is qualified or licensed to do business as a foreign corporation. (The term "Subsidiary" and "Subsidiaries" shall not include Badger Limited Assortment LLC.) Section 4.6 of the Disclosure Schedule also describes briefly the business of and assets owned by each Subsidiary. All of the outstanding shares of capital stock or other equity interests of each Subsidiary owned by the Company are free and clear of any security interest, restriction, option, voting trust or agreement, proxy, encumbrance, claim or charge of any kind whatsoever, and are validly issued, fully paid and non-assessable. The Company owns 100% of the issued and outstanding shares of all classes of capital stock or other equity interests of each Subsidiary. There are no options, warrants, conversion privileges or any other rights, agreements, arrangements or understandings (including, without limitation, rights of first refusal) with respect to any shares of capital stock or other equity interests of any Subsidiary. Each Subsidiary (i) is a corporation or limited liability company duly organized and validly existing under the laws of its state of incorporation, (ii) is current in all filings necessary to maintain its existence under such law and no proceedings have been filed or are pending for its dissolution or winding up, (iii) has all requisite power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted or presently proposed to be conducted, and (iv) is not required to be qualified to transact business as a foreign entity in any jurisdiction other than the jurisdictions listed in Section 4.6 of the Disclosure Schedule. The Company has, upon or prior to the execution of this Agreement, delivered to Buyer complete and correct copies of the Articles of Incorporation or Articles of Organization (as applicable), as amended to date (certified by the secretary of state of the state of incorporation) and By-Laws or Operating Agreement (as applicable), as amended to date (certified by the Secretary of the Company as of a recent date) of each Subsidiary. Neither the Articles of Incorporation, Articles of Organization, Operating Agreement nor By-laws of any Subsidiary have been amended since the dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments.

     4.7 Financial Statements. The Company has heretofore delivered to Buyer copies of the reviewed financial statements of the Company for the fiscal years ended January 26, 2002, January 27, 2001 and January 29, 2000, and non-reviewed interim financial statements for the period ended September 21, 2002. The aforesaid financial statements, including all notes thereto, are hereinafter referred to collectively as the "Financial Statements." Except as set forth on Section 4.7 of the Disclosure Schedule, the Financial Statements (i) have been prepared from and are consistent with the books and records of the Company, (ii) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby, and (iii) fairly present the financial condition, results of operations and cash flows of the Company as at the dates, and for the periods, stated therein; provided, that the non-reviewed interim financial statements do no reflect customary year end adjustments and accruals and do not have footnotes.

     4.8 Absence of Undisclosed Liabilities. Except as set forth on Section 4.8 of the Disclosure Schedule, the Company and the Subsidiaries do not have any liabilities (whether known, unknown, absolute, accrued, contingent or otherwise), except (i) to the extent reflected or reserved against in the Financial Statements, (ii) for obligations incurred pursuant to contracts entered into in the ordinary course of business and identified in an appropriate section of the Disclosure Schedule hereto to the extent required by this Agreement to be identified in the Disclosure Schedule, and (iii) for trade payables and accrued expenses incurred in the ordinary course of business since the date of the most recent of the Financial Statements, all of which liabilities are properly reflected in the books and records of the Company or the applicable Subsidiary.

     4.9 Absence of Certain Changes or Events. Except as set forth in Section
4.9 of the Disclosure Schedule, since January 26, 2002, the Company and the Subsidiaries have carried on their businesses in the ordinary course and consistent with past practice. Except as set forth in Section 4.9 of the Disclosure Schedule, or as expressly contemplated by this Agreement, since January 26, 2002, the Company and the Subsidiaries have not:

          (a) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business and consistent with past practice and not in any event consisting of indebtedness for borrowed money (other than advances under existing credit facilities in the ordinary course of business and consistent with past practice), nor guaranteed, or agreed to act as surety, indemnitor, co-signer or accommodation party for, any indebtedness, liability or obligation of any third party, except for liability due to endorsement of checks in the normal course of collection;

          (b) suffered any damage, destruction or loss, whether or not covered by insurance, affecting their properties, assets or business, exceeding $25,000 individually or $50,000 in the aggregate;

          (c) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of their assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

          (d) sold or transferred any of their assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any material debts or waived any claims or rights of a material nature;

          (e) leased, licensed or granted to any person or entity any rights in any of their assets or properties outside the ordinary course of business and inconsistent with past practice;

          (f) experienced any material adverse change in their financial condition, results of operations, cash flows, assets, liabilities, business or operations;

          (g) made any change in any accounting principle or practice or in their method of applying any such principle or practice;

          (h) issued any additional shares of capital stock or any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of their capital stock;

          (i) except as set forth on Section 4.9 of the Disclosure Schedule, declared or paid any dividends on or made any other distributions (however characterized) in respect of shares of their capital stock;

          (j) except as set forth on Section 4.9 of the Disclosure Schedule, repurchased or redeemed any shares of their capital stock;

          (k) granted any general or specific increase in the salary, commission rate or other compensation (including, without limitation, bonuses, profit sharing or deferred compensation) payable or to become payable to any of their employees whose total cash compensation for the Company's fiscal year 2001 or whose annualized total cash compensation projected for the fiscal year 2002 exceeded or exceeds $50,000, except (A) in the ordinary course of business and as disclosed in this Agreement or the schedules attached hereto or (B) as required under existing contractual obligations of the Company or any Subsidiary, or adopted any Benefit Plan (as defined below), or increased, augmented or improved the benefits granted to or for the benefit of any Employee (as defined below) under any Benefit Plan; or

          (l) organized any new subsidiary, acquired any capital stock or other equity security of any corporation or acquired any equity or other ownership interest in any business;

          (m) made any capital expenditure or commitment in excess of $50,000.00 in any one instance or $100,000.00 in the aggregate; or

          (n) entered into any agreement or commitment to do any of the foregoing.

     4.10 Legal Proceedings. Except as set forth in Section 4.10 of the Disclosure Schedule, there are no suits, actions, proceedings (including, without limitation, arbitral and administrative proceedings), claims (including without limitation, worker's compensation claims) or governmental investigations or audits pending, nor to the Knowledge of the Shareholders, are any of the foregoing threatened, against the Company or any Subsidiary or their properties, assets or business (nor are any of the foregoing pending or, to the Knowledge of the Shareholders, threatened against, relating to or involving any of the Shareholders, officers, directors, employees or agents of the Company or any Subsidiary in connection with the businesses of the Company or the Subsidiaries). There are no such suits, actions, proceedings, claims, or governmental investigations or audits pending, nor, to the Knowledge of the

Shareholders, are any of the foregoing threatened, challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby. There is no judgment, order, writ, injunction, decree or award (whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) to which the Company or any Subsidiary is a party, or involving the properties, assets or businesses of the Company or any Subsidiary, which is unsatisfied or which requires continuing compliance therewith by the Company or said Subsidiary.

     4.11 Taxes.

          (a) All returns and reports relating to Taxes (as hereinafter defined) which are required to be filed with respect to the Company and the Subsidiaries on or before the date hereof or which will be required to be filed on or before the Closing Date or which will be required to be filed after the Closing Date in respect of federal or state income taxes for periods ending on or prior to the Closing Date, have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. Except (i) to the extent and in the dollar amounts set forth on the latest Financial Statements, or (ii) for Taxes (other than income or franchise taxes) incurred in the ordinary course of business since the date of the latest Financial Statements (and attributable to time periods after that date), all of which are accrued on the Company's books, or (iii) for Taxes payable solely by the Shareholders (and for which the Company has no potential liability, whether primary, secondary or contingent) with respect to the income of the Company or any Subsidiary as a result of the Company's status as an "S" corporation: all Taxes imposed or that may in the future be imposed on or with respect to the Company or any Subsidiary for or relating to taxable periods prior to and through the Closing Date or relating to the activities of the Company prior to and through the Closing Date, whether or not they have been assessed prior to the Closing Date, have been paid or will be paid prior to the Closing Date. Except as set forth in Section 4.11 of the Disclosure Schedule, there are no actions or proceedings currently pending or, to the Knowledge of the Shareholders, threatened against the Company or any Subsidiary by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the Knowledge of the Shareholders, threatened, against the Company or any Subsidiary, and there are no matters under discussion by the Company or any of the Shareholders with any governmental authority regarding claims for the assessment or collection of Taxes against the Company or any Subsidiary. There are no agreements, waivers, or applications by the Company or any Subsidiary for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of the Company or any Subsidiary (other than any lien for current Taxes not yet due and payable). No issue has arisen in any examination of the Company or any of the Subsidiaries by any taxing authority that, if raised with respect to the same or substantially similar facts arising in any other Tax period not so examined, would result in a deficiency for such other period, if upheld.

          (b) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, federal, state, local, or other taxes, charges, duties, fees, levies or other assessments, payments-in-lieu of taxes, social security obligations, deficiencies, fees, export or import duties, or other governmental charges, including, without limitation, income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (and including any additions to tax thereon, penalties for failure to pay any Tax or make any deposit or file any return or report, and interest on any of the foregoing).

          (c) None of the Shareholders is a foreign person, within the meaning of Section 1445 of the Code.

          (d) The Company and each of the Subsidiaries timely has withheld proper and accurate amounts from its employees, customers, shareholders and others from whom it is or was required to withhold Taxes in compliance with all applicable Laws, and has paid or will pay such withheld amounts on a timely basis to the appropriate taxing authorities.

     4.12 Title to Properties and Related Matters.

          (a) Owned Real Property. Section 4.12(a) of the Disclosure Schedule contains a complete and correct list and description of all real property owned by the Company or any Subsidiary (the "Owned Real Property"). Except as set forth in Section 4.12(a) of the Disclosure Schedule, no ownership interest in any Owned Real Property or other real property reflected in the most recent Financial Statement has been disposed of, and no real property has been acquired by the Company or any Subsidiary since the date of the most recent Financial Statement. With respect to all such Owned Real Property, the Company or the applicable Subsidiary, as the case may be, has good and marketable title in fee simple thereto, including all structures, plants, improvements, systems and fixtures thereon, free and clear of all Encumbrances whatsoever, except (collectively, the "Permitted Liens") (i) as specifically disclosed in Section 4.12(a) of the Disclosure Schedule, (ii) liens for Taxes not yet delinquent or due and payable, and (iii) municipal and zoning ordinances, recorded easements and recorded building and use restrictions and covenants, which do not in any material way impair the use of such property in the manner currently used or proposed to be used pursuant to existing plans of the Company or the applicable Subsidiary or (in the case of real property owned by the Company or any Subsidiary) impair the Company's or the applicable Subsidiary's good and marketable title to such Owned Real Property. None of the structures, plants, buildings, improvements or systems located on any Owned Real Property encroaches on any real property owned by others, and none of the structures, buildings, improvements or systems owned by others encroaches on any Owned Real Property.

          (b) Leased Real Property. Section 4.12(b)(i) of the Disclosure Schedule sets forth a complete and correct list of all real property leases to which the Company and each Subsidiary is a party, as tenant, and identifies whether each parcel is leased or subleased by the Company or a Subsidiary from an affiliate of the Buyer (the "Buyer-Leased Real Property") or from a third party (the "Third Party Leased Real Property") (collectively, the "Leased Real Property"). Section 4.12(b)(i) of the Disclosure Schedule also identifies the owner and any sublessors and sublessees of the Third Party Leased Real Property and the date and term of the lease and any renewal or purchase options. The Company has previously made available to Buyer complete and correct copies of each lease (and any amendments thereto) listed in Section

4.12(b)(i) of the Disclosure Schedule. Except as set forth in Section 4.12(b)(ii) of the Disclosure Schedule, (i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and neither the Company nor any Subsidiary nor, to the Knowledge of the Shareholders, any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company, the applicable Subsidiary or any other party under such lease; (iii) there are no disputes or disagreements between the Company, the applicable Subsidiary and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the lessee under any such lease; provided, that clauses (ii) and (iv) of this sentence do not apply to any defaults by or consents required of any affiliate of Buyer. Subject to the terms of each applicable lease, the Company or the applicable Subsidiary has good and marketable title to all leasehold improvements, fixtures and other property located on or about any of the Leased Real Property which are owned by the Company or the applicable Subsidiary, free and clear of any Encumbrances (but subject to the interests of landlords under any applicable leases). Except as set forth on Section 4.12(b)(i) of the Disclosure Schedule, none of such Leased Real Property is subject to any sublease or other agreement, arrangement or understanding for its use (in whole or in part) by any person other than the Company or the applicable Subsidiary.

          (c) Real Property Representations. Except as noted, the following representations and warranties in this Section 4.12(c) apply to both the Owned and Leased Real Property (the "Real Property"). Except as set forth in Section 4.12(c) of the Disclosure Schedule, no work has been performed on or with respect to or in connection with any of the Real Property that would cause such Real Property to become subject to any mechanics', materialmen's, workmen's, repairmen's, carriers' or similar liens. The structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each such parcel of Real Property, but in the case of Buyer-Leased Real Property, only such of the foregoing as have been installed or constructed by or for the Company, conform with all Federal, state and local statutes and laws and all ordinances, rules, regulations and similar governmental and regulatory requirements and are (with respect to each parcel of real property taken as a whole) in good operating condition and repair, ordinary wear and tear excepted. Each such parcel of Real Property (other than Buyer-Leased Real Property), in view of the purposes for which it is currently used or for which it is proposed to be used pursuant to existing plans, conforms with all covenants or restrictions of record and conforms with all applicable building codes and zoning requirements, and current, valid certificates of occupancy (or equivalent governmental approvals) have been issued for each such item of Real Property to the extent required by law; and the Shareholders have no Knowledge of any proposed material change in any such governmental or regulatory requirements or in any such zoning requirements. Except as set forth in Section 4.12(c) of the Disclosure Schedule, all existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Real Property are (with respect to each parcel of Real Property, taken as a whole) in good operating condition and repair, ordinary wear and tear excepted. The maintenance and operation of such items located in or about Third-Party Leased Real Property is and has been conducted in compliance with the terms and conditions of all leases to which the Company or any Subsidiary is a party. Except with respect to Buyer-Leased Real Property, the Company or the applicable Subsidiary has all easements, rights-of-way and similar rights necessary to conduct its business as currently conducted and to use the items of Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. All such easements and rights are valid, binding and in full force and effect, any amounts due and payable thereon to date have been paid or have been fully accrued for in the books and records of the Company or the applicable Subsidiary neither the Company, the applicable Subsidiary nor, to the Knowledge of the Shareholders, any other party thereto is in default thereunder, and there exists no event or condition affecting the Company, the applicable Subsidiary or any other party thereto, which, with the passage of time or notice or both, would constitute a material default thereunder. No such easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement.

          (d) Personal Property. All personal property of the Company (the "Personal Property") is in good operating condition and repair, ordinary wear and tear excepted, is physically located at or about the Company's owned or leased premises, and is owned outright by the Company or the applicable Subsidiary, or validly leased under one of the leases set forth in Section 4.12(e) of the Disclosure Schedule. No item of Personal Property is subject to any agreement, arrangement or understanding for its use by any person other than the Company or the applicable Subsidiary. The maintenance and operation thereof has complied in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. Except as set forth in
Section 4.12(d) of the Disclosure Schedule or as disclosed in the Financial Statements, no item of tangible personal property owned or used by the Company and any Subsidiary is subject to any conditional sale agreement, installment sale agreement or title retention or security agreement or arrangement of any kind. If any item of Personal Property is subject to any such agreement or arrangement, Section 4.12(d) of the Disclosure Schedule sets forth a brief description of the property in question and the amount and repayment terms of the underlying obligation.

          (e) Personal Property Leases. Section 4.12(e) of the Disclosure Schedule sets forth a complete and correct list and summary description of all personal property leases to which the Company or any Subsidiary is a party (either as landlord or tenant) wherein the property leased has a fair market value exceeding $5,000 or the total annual rental payments in any year exceed $5,000 ("Material Personal Property Leases"). With respect to each Material Personal Property Lease, Section 4.12(e) of the Disclosure Schedule also provides a brief description of the property leased, identifying the date and term of the lease, the amount and timing of lease payments and any renewal or purchase options. The Company has previously made available to Buyer complete and correct copies of each Material Personal Property Lease (and any amendments thereto). Except as set forth in Section 4.12(e) of the Disclosure Schedule, (i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and neither the Company, nor the applicable Subsidiary, nor, to the Knowledge of the Shareholders, any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company, the applicable Subsidiary, to the Knowledge of the Shareholders, or any other party under such lease; (iii) there are no disputes or disagreements between the Company, the applicable Subsidiary and any other party with respect to any such lease; and (iv) except as set forth in Section 4.12(e) of the Disclosure Schedule, the lessor under each such lease has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the lessee under any such lease.

     4.13 Computer Software. Except as disclosed in Section 4.13 of the Disclosure Schedule, all computer programs and software owned by the Company or used by the Company in the conduct of its business and material to the conduct of such business (i) are regularly and commercially available without restriction on an "over-the-counter" or "off-the-shelf" basis and have been so acquired by the Company and (ii) have not been written or designed or materially modified specifically for the Company. All computer software used by the Company or installed on any computers owned or used by the Company is either (i) owned by the Company or (ii) used pursuant to valid and effective licenses from the owners thereof. The Company is not in breach or default under any of such licenses, and has not received any notice suggesting or alleging that any such breach or default has occurred or that the Company is using or has used any computer software without an appropriate license therefor.

     4.14 Licenses, Permits, Authorizations and Consents. Section 4.14 of the Disclosure Schedule sets forth all approvals, authorizations, consents, licenses, orders and permits of all governmental and regulatory authorities, whether foreign, federal, state or local (collectively, "Licenses") held by or granted to the Company and each Subsidiary, identified by store location. Each of the Licenses is in full force and effect. The Company has complied with all of the terms, conditions and requirements imposed by each of the Licenses, except where the failure so to comply would not have a Material Adverse Effect. Neither the Company, the Subsidiaries, nor the Shareholders have received any notice of, and the Shareholders have no Knowledge of, any intention on the part of any appropriate authority to cancel, revoke or modify, or any inquiries, proceedings or investigations the purpose or possible outcome of which is the cancellation, revocation or modification of any such permit, license, exemption, consent, authorization or approval, except as set forth in Section 4.14 of the Disclosure Schedule. The Licenses set forth in Section 4.14 of the Disclosure
Schedule include all Licenses which are required for the ownership of the Company's or the applicable Subsidiary's assets or the conduct of its business as it is currently conducted, except those the absence of which would not a Material Adverse Effect.

     4.15 Intellectual Property. Section 4.15 of the Disclosure Schedule sets forth a complete and correct list of all patents, patent applications, material unpatented inventions, trademarks and service marks, logos, trademark and service mark registrations (and applications therefor), trade or business names and copyrights owned by, registered in the name of or used by the Company and each Subsidiary in the conduct of their businesses (other than those licensed to the Company by Buyer or its affiliates) (collectively, the "Intangible Rights"). Except as set forth on Section 4.15 of the Disclosure Schedule, the Company or the applicable Subsidiary owns the rights to use, in its markets, all of the Intangible Rights, including, but not limited to the names "Prescott's Supermarkets" and "Everix," free and clear of all Encumbrances, and the use of such Intangible Rights in the conduct of the Company's or the applicable Subsidiary's business, as currently conducted, does not conflict with the rights of others in any manner. Except as set forth in Section 4.15 of the Disclosure Schedule, there are no licenses, agreements or commitments outstanding or effective granting any other person any right to use, operate under, license or sublicense the Intangible Rights. Neither the Shareholders nor the Company have received any notice or claim that any of the Intangible Rights infringes upon or conflicts with the rights of any other person. No Shareholder owns any interest in or rights to use any Intangible Rights, other than the name "Prescott." Except as set forth in Section 4.15 of the Disclosure Schedule, to the Knowledge of the Shareholders, there is no infringement or violation by any other person of the Company's or any Subsidiary's rights in any of the Intangible Rights.

     4.16 Contracts.

          (a) Except as set forth in Section 4.16(a) of the Disclosure Schedule (or in Sections 4.12(a) through (e), 4.15 or 4.17(a) of the Disclosure Schedule), and except for agreements between the Company and Buyer or its affiliates, neither the Company nor any Subsidiary is a party to, or subject to:

               (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, other than Purchase Orders (as hereinafter defined), which involves annual expenditures or receipts by the Company or the applicable Subsidiary of more than $25,000;

               (ii) any Material Personal Property Lease;

               (iii) any lease of real property;

               (iv) any license agreement other than software licenses described in clause (i) of the first sentence of Section 4.13 hereof;

               (v) any contract, arrangement or understanding not made in the ordinary course of business and consistent with past practice;

               (vi) any note, bond, indenture, credit facility, mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company or any Subsidiary;

               (vii) any warranty, indemnity or guaranty issued by the Company;

               (viii) any contract, arrangement or understanding granting to any person the right to use any material item of property or property right of the Company or any Subsidiary;

               (ix) any contract, arrangement or understanding restricting the right of the Company or any Subsidiary to engage in any business activity or compete with any business; or

               (x) any outstanding offer or commitment to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this Section 4.16(a).

     For purposes of this Agreement "Purchase Orders" shall mean those purchase orders of the Company or Subsidiary and other contracts and commitments issued or entered into by the

Company or Subsidiary to or with its suppliers and vendors for the purchase of goods, products and supplies in the ordinary course of business.

          (b) The Company previously has delivered to Buyer complete and correct copies of each written contract (and any amendments thereto), listed in Section 4.16(a) or identified in Sections 4.12(a) through (e), 4.15 or 4.17 of the Disclosure Schedule, and a complete and correct description of each oral contract of the type described in Sections 4.12, 4.15 or 4.17 to which the Company and each Subsidiary is a party or bound is contained on Section 4.16(a) of the Disclosure Schedule. Except as set forth in Section 4.16(b) of the Disclosure Schedule (and except for the real property leases, which are the subject of Section 4.12(b) above), (i) each such contract is in full force and effect; (ii) neither the Company nor, to the Knowledge of the Shareholders, any other party is in material default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company, the applicable Subsidiary or, to the Knowledge of the Shareholders, by any other party under such contract;
(iii) there are no material disputes or disagreements between the Company, the applicable Subsidiary and any other party with respect to any such contract; and
(iv) except as set forth in Section 4.16(b) of the Disclosure Schedule, each other party to each such contract has consented or been given notice, where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the Company thereunder.

     4.17 Employees.

          (a) The Shareholders previously have delivered to Buyer a list setting forth (i) the names of all current salaried employees of the Company and each Subsidiary and their current salary rates and bonuses (if any) paid to them at any time during the Company's fiscal year 2001 and its current fiscal year to date, and (ii) the classes of all hourly employees of the Company and each Subsidiary and their current salary rates by class, and bonuses (if any) paid to any such hourly employees at any time during the Company's fiscal year 2001 and its current fiscal year to date. The Company or the applicable Subsidiary has accrued on its books and records all obligations for salaries, vacations, benefits and other compensation with respect to its employees and any of its Former Employees (as hereinafter defined), to the extent required by GAAP, including, but not limited to, severance, bonuses, incentive and deferred compensation. Except as disclosed in Section 4.17(a) of the Disclosure Schedule, and except as may be required under COBRA (as defined below) or similar state medical benefits continuation law, the Company and the Subsidiaries do not currently offer, nor have they ever offered, retiree health or insurance benefits to employees or Former Employees (as hereinafter defined), and the Company and the Subsidiaries have no liabilities (contingent or otherwise) with respect thereto. Complete and correct copies of all material written agreements with or concerning any employee (or any Former Employee), including, without limitation, union and collective bargaining agreements, and all employment policies, employee handbooks, and the like, and all amendments and supplements thereto, have previously been delivered to Buyer, and a list of all such agreements, handbooks and policies is set forth in Section 4.17(a) of the Disclosure Schedule. None of the Company's store managers, other than the Shareholders, has indicated to any Shareholder an intent to terminate his or her employment other than upon normal retirement age. Except as set forth in Section 4.17(a) of the Disclosure Schedule, since the latest Financial Statement, the

Company and the Subsidiaries have not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the employees, (ii) provided any of the employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the employees under any Benefit Plan (as hereinafter defined).

          (b) The Company and each Subsidiary have complied at all times in all material respects with all laws, statutes, rules and regulations applicable with respect to employees or employment practices in every one of the jurisdictions in which they operate and/or do business. In particular, the Company and each Subsidiary have complied at all times in all material respects with all laws and statutes, and all rules and regulations applicable to and/or aiming at discriminatory practices (including, without limitation, discrimination based on race, age or gender), labor standards and working conditions, payment of minimum wages and overtime rates, worker's compensation, the withholding and payment of Taxes or any other kind of governmental charge from any kind of compensation, or otherwise relating to the conduct of employers with respect to employees or potential employees, and there have been no claims made or, to the Knowledge of the Shareholders, threatened thereunder against the Company or any Subsidiary arising out of, relating to or alleging any violation of any of the foregoing, which claims, if resolved adversely to the Company or the applicable Subsidiary, would have a Material Adverse Effect. The Company and each Subsidiary have complied in all material respects with the employment eligibility verification form requirements under the Immigration and Naturalization Act, as amended ("INA"), in recruiting, hiring, reviewing and documenting prospective employees for employment eligibility verification purposes and the Company and each Subsidiary has complied in all material respects with the paperwork provisions and anti-discrimination provisions of the INA. The Company and each Subsidiary have obtained and maintained the employee records and I-9 forms in proper order as required by law. The Company and the Subsidiaries are not currently employing any workers unauthorized to work. Except as set forth in Section 4.17(b) of the Disclosure Schedule, there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the Knowledge of the Shareholders, threatened between the Company or any Subsidiary and any employees or Former Employees (as hereinafter defined); no organizational effort by any labor union or other collective bargaining unit is pending or, to the Knowledge of the Shareholders, threatened with respect to any employees; and no consent of or any other action by or negotiation with any labor union or other collective bargaining unit is required in connection with or to consummate the transactions contemplated by this Agreement.

     4.18 Benefit Plans.

          (a) For purposes hereof, the term "Benefit Plan" shall mean each and every defined benefit and defined contribution plan, employee stock ownership plan, consulting or employment agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement (including SAR Plans), deferred compensation agreement or arrangement, agreement with respect to temporary employees, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, retiree medical or life insurance benefits, and each other employee benefit plan, program or arrangement, which at any time in the immediately preceding 7 (seven) fiscal years (through and including the year ending in January 2003) has been maintained or contributed to by the Company or any Subsidiary for the benefit of or relating to any of the employees or to any former employee of the Company or any Subsidiary ("Former Employee") or his/her dependents, survivors or beneficiaries, whether written or oral. Section 4.18(a) of the Disclosure Schedule contains a complete and correct list of all current Benefit Plans.

          (b) Except as set forth on Section 4.18(b) of the Disclosure Schedule, each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), meets in all material respects the requirements of
Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there are no current "welfare benefit funds" relating to Employees or Former Employees within the meaning of Section 419 of the Code other than as set forth in Section 4.18(b) of the Disclosure Schedule. No event or condition exists which respect to any Benefit Plan that could subject the Company or any Subsidiary to any material Tax under Section 4980B of the Code (or under its predecessor statute, Section 162(k) of the Code). With respect to each Benefit Plan listed in Section 4.18(a) of the Disclosure Schedule, the Company has heretofore delivered to Buyer complete and correct copies of the following documents, where applicable: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent independent appraisal in the case of an employee stock ownership plan, and (vi) the most recent actuarial report, if any, relating to the Benefit Plan.

          (c) Neither the Company nor any corporation or other trade or business under common control with the Company or any Subsidiary (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") has ever maintained or contributed to or in any way directly or indirectly has any withdrawal liability or other liability (whether contingent or otherwise) with respect to any "multiemployer plan," within the meaning of Section 3(37) of ERISA. No event has occurred or condition exists which constitutes grounds for the Pension Benefit Guaranty Corporation ("PBGC") to terminate any Benefit Plan. Neither the Company, the Subsidiaries nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or other agreement. None of the Company, the Subsidiaries or any Common Control Entity has ever maintained or contributed to any "defined benefit plan" within the meaning of Section 3(35) of ERISA which plan is subject to Title IV of ERISA or Section 412 of the Code. All contributions and payments required to be made to or with respect to each Benefit Plan (including contributions to union-sponsored pension or health and welfare plans) with respect to the service of employees or other individuals with or related to the Company or the Subsidiaries prior to the date hereof have been made or have been accrued for in the Financial Statements to the extent required by GAAP, or, for periods after the most recent of the Financial Statements and through the Closing Date, will be accrued in the books and records of the Company or the applicable Subsidiary to the extent required by GAAP, and will be accrued and reflected as liabilities on the Closing Balance Sheet to the extent required by GAAP and, except to the extent so accrued, the Company and the Subsidiaries shall have no liability to or with respect to any Benefit Plan relating to such prior period.

     Except as set forth in Section 4.18(c) of the Disclosure Schedule, the Company and the Subsidiaries do not provide, nor do they have any obligation to provide, post-retirement medical, life insurance or other benefits to employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") or similar state medical temporary benefits continuation law. Except as set forth in Section 4.18(c) of the Disclosure Schedule or as expressly provided in this Agreement, the Company and the Subsidiaries will not incur any liability under any severance agreement, deferred compensation agreement, SAR Plan, employment agreement or other compensation agreement as a result of the consummation of the transactions contemplated by this Agreement, nor will the terms or the Company's or any Subsidiary's liability or obligations under any such agreement be altered or increased as a result of such transactions.

          (d) Except as set forth in Section 4.18(d) of the Disclosure Schedule: none of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived); there have been no "prohibited transactions", within the meaning of Section 4975 of the Code or
Part 4 of Subtitle B of Title I of ERISA; there have been no breaches of fiduciary responsibility within the meaning of Part 4 of Subtitle B of Title I of ERISA; and no Benefit Plan is subject to Section 412 of the Code and no event or set of conditions exist which could subject the Company to any material Tax under Section 4971 of the Code or a lien under Section 412(n) of the Code.

          (e) Each Benefit Plan has been administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Except as set forth in Section 4.18(e) of the Disclosure Schedule, all reports and information required to be filed with the Department of Labor, the IRS, the PBGC or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed; there is no dispute, arbitration, claim, suit or grievance pending or to the Knowledge of the Shareholders, threatened, involving a Benefit Plan (other than routine claims for benefits). None of the Benefit Plans nor any fiduciary thereof has been the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, the PBGC or any other domestic or foreign governmental agency with respect to a Benefit Plan. There have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan. Except as set forth in Section 4.18(e) of the Disclosure Schedule, the Company will incur no liability or obligation to make any "parachute payment" (as that term is defined in Section 280G(b)(2) of the Code) to any of the employees prior to the Closing or in connection with the transactions contemplated hereby. No event or set of conditions exists which would subject the Company or any Subsidiary to any material Tax under Sections 4972, 4974-76, 4979, 4980, 4999 or 5000 of the Code.

     4.19 Compliance with Applicable Law. Except as set forth in Section 4.19 of the Disclosure Schedule, the Company and the Subsidiaries have complied in all material respects with all applicable foreign or domestic laws and statutes and all ordinances, codes, rules, regulations, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or any governmental body or agency thereof to which the Company or any Subsidiary is subject or which are applicable to the operations, businesses or assets of the Company or any Subsidiary. None of the Company, the Subsidiaries, or the Shareholders has received any notice alleging any such violation, nor do the Shareholders have any Knowledge of any inquiry, investigation or proceeding relating thereto.

     4.20 Ability to Conduct the Business. Except as disclosed in Section 4.16(a) or Section 4.20 of the Disclosure Schedule, there is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof that could prevent the use by the Company or any Subsidiary of any of their material properties and assets or the conduct by the Company or any Subsidiary of their businesses in any material respect.

     4.21 Material Suppliers. Section 4.21 of the Disclosure Schedule sets forth a complete and correct list of all material supply contracts, arrangements and understandings (other than Purchase Orders (as defined in Section 4.16(a) and agreements between the Company and Buyer or Buyer's affiliates) currently in existence between the Company or any Subsidiary and any supplier of merchandise to the Company or the applicable Subsidiary wherein the aggregate volume of purchases from such supplier by the Company and the Subsidiaries in any year exceeds or can be expected to exceed $500,000.

     4.22 Inventories. Except for inventory which has been written down on the books of the Company or a Subsidiary to its net realizable value, and except as set forth in Section 4.22 of the Disclosure Schedule, the merchandise inventory of the Company (the "Inventory") is of merchantable and salable quality and is not damaged or beyond its applicable date code. The quantities of Inventory on hand are such that they can reasonably be expected (on the basis of the Company's past experience) to be sold within the time period remaining prior to the expiration of their applicable date codes. The Company's inventory is valued on the basis of the lower of cost (determined on a LIFO basis) to the Company or the applicable Subsidiary or fair market value, in the manner described in the Financials Statements, and is fairly reflected in the Financial Statements and in the books and records of the Company.

     4.23 Accounts Receivable. Except as disclosed in Section 4.23 of the Disclosure Schedule and except for accounts receivable due from Buyer or its affiliates, all accounts receivable of the Company and each Subsidiary, including, but not limited to all coupon receivables (i) arose from bona fide sales of goods or services or payments related to the same (such as advertising coop or coupon redemption payments) in the ordinary course of business and consistent with past practice, (ii) are owned by the Company or the applicable Subsidiary free and clear of any Encumbrances, (iii) are fairly reflected on the Financial Statements or, with respect to accounts receivable of the Company or the applicable Subsidiary created after the date thereof and through the Closing Date, are and will be fairly reflected in the books and records of the Company or the applicable Subsidiary, and (iv) can reasonably be expected to be collected (based on the Company's past experience), without resorting to litigation and without offset or counterclaim (net of the allowance for doubtful accounts reflected in the Financial Statements) in full within one hundred twenty (120) days of the Closing Date.

     4.24 Insurance. Section 4.24 of the Disclosure Schedule is a complete and correct list of all insurance (including, without limitation, worker's compensation insurance) policies carried by, or covering, the Company and each Subsidiary with respect to their businesses or employees. Complete and correct copies of each such policy have previously been delivered to Buyer. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner.

     4.25 Bank Accounts; Powers of Attorney. Section 4.25 of the Disclosure Schedule sets forth a complete and correct list showing: all banks in which the Company and each Subsidiary maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof, and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto, and the names of all persons holding powers of attorney from the Company and each Subsidiary and a summary statement of the terms thereof.

     4.26 Minute Books and Stock Records. Except as set forth in Section 4.26 of the Disclosure Schedule, the minute books, stock certificate books and stock ledgers of the Company and each Subsidiary are complete and correct in all material respects and fairly reflect all transactions in shares of the Company's or the applicable Subsidiary's capital stock. The minute books of the Company and each Subsidiary contain accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company or the applicable Subsidiary and accurately reflect all material corporate actions of the Company and the applicable Subsidiary which are required by law to be passed upon by the Board of Directors (and all committees thereof) or shareholders of the Company or the applicable Subsidiary

     4.27 Books and Records. Except as set forth in Section 4.27 of the Disclosure Schedule, all of the records, data, information, databases, systems and controls maintained, operated or used by the Company or the Subsidiaries in connection with the conduct or administration of their businesses (including all means of access thereto and therefrom) are located on the premises of the Company's principal place of business or have been delivered to Buyer and are under the exclusive ownership and direct control of the Company or the applicable Subsidiary

     4.28 Transactions with Related Parties. Section 4.28 of the Disclosure Schedule contains an accurate and complete list and description of all agreements, arrangements and understandings relating to the provision of services, use or transfer or property or assets, or outstanding indebtedness which are currently in effect between the Company or the Subsidiaries and any of the following (each, a "Related Party"): (i) each person who is now or at the time in question was a shareholder, director or officer of the Company or any Subsidiary; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any person described in (i) (collectively, "near relatives"); (iii) any trust for the benefit of any person described in (i) or any of their respective near relatives; and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any person described in (i) or any of their respective near relatives. Except as set forth in Section 4.28 of the Disclosure Schedule, on the Closing Date there will be no outstanding indebtedness, liability or obligation owed by the Company to the Shareholders, of any nature, with the exception of accrued wages, salaries and related employee benefits due in the ordinary course of business to those Shareholders who are also employees, for services performed on or prior to the Closing Date.

     4.29 Environmental Matters. Subject to subsection (e) of this Section 4.29:

          (a) No Hazardous Substances. Except as set forth in Section 4.29(a) of the Disclosure Schedule, and except for Hazardous Substances (as hereinafter defined in Section 4.29(c)) generated, stored, treated, manufactured, refined, handled, produced, disposed of or used by the Company or the Subsidiaries in the ordinary course of their businesses, in compliance with the requirements of currently applicable laws, rules and regulations or otherwise in a manner which would not give rise to any liabilities or obligations under such laws, rules and regulations (i) there are no Hazardous Substances in, on or under any of the Real Property (as hereinafter defined in Section 4.29(d)); (ii) none of such Real Property has been designated, restricted or investigated by any governmental authority as a result of the actual or suspected presence, spillage, leakage, discharge or other emission of Hazardous Substances; (iii) no Hazardous Substances have been generated, used, stored, treated, manufactured, refined, handled, produced or disposed of in, on or under, and no Hazardous Substances have been transported, released or disposed of at, from or to, any of such Real Property by the Company or any Subsidiary or by any persons or agents operating under the control, direction and supervision of the Company or any Subsidiary, including, without limitation, all employees, agents and contractors of the Company or any Subsidiary; and (iv) the Company and the Subsidiaries have not received any written or oral governmental notice, order, inquiry, investigation, environmental audit or assessment or any lien, encumbrance, decree, easement, covenant, restriction, servitude or proceeding concerning, or arising by reason of, the actual or suspected presence, spillage, leakage, discharge, disposal or other emission of any Hazardous Substance in, on, under, around, about or in the vicinity of, or the transportation of any Hazardous Substance at, from or to, any of such Real Property. Section 4.29(a) of the Disclosure Schedule and any reports listed thereon describe the status of all tanks, impoundments, vessels or other containers used for the storage of Hazardous Substances on or below the surface of any Real Property.

          (b) Compliance with Environmental Laws. Neither the Company, the Subsidiaries nor any Real Property are in material violation of, or subject to any material liabilities as a result of any past or current violations of, any existing federal, state or local law (including common law), statute, ordinance, rule or regulation of any federal, state or local governmental authority relating to occupational health and safety or relating to pollution or protection of the environment, including, without limitation, statutes, laws, ordinances, rules and regulations relating to the emission, generation, discharge, spillage, leakage, storage, off-site dumping, release or threatened release of Hazardous Substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively, "Environmental Laws"), and no material expenditures are required in connection with the operation of the Company's or the Subsidiaries' businesses as currently conducted or as proposed to be conducted in order to comply with any such Environmental Laws. Except as disclosed in Section 4.29(b) of the Disclosure Schedule, the Company, the Subsidiaries and the Real Property have in all material respects passed all inspections conducted by applicable governmental authorities and regulatory bodies in connection with the matters described in the preceding sentence. All cleanup, removal and other remediation activities carried out by the Company or the Subsidiaries or by agents of the Company or the Subsidiaries at the Real Property have been conducted in material compliance with all applicable Environmental Laws, and there is no basis for liability on the part of the Company or any Subsidiary as a result of such activities.

          (c) Definition of "Hazardous Substances". For purposes of this Agreement, the term "Hazardous Substance" shall mean any product, substance, chemical, contaminant, pollutant, effluent, waste or other material whose presence, nature, quantity and/or concentration, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect, either by itself or in combination with other materials located on any of the Real Property, is either: (i) regulated or monitored by any governmental authority or (ii) defined or listed in, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation applicable to the Real Property as "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances". Hazardous Substances shall include, but not be limited to, (i)(A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, (B) any "regulated substance" as defined in the Solid Waste Disposal Act or (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products, (iv) flammable explosives, (v) radioactive materials, (vi) radon and (vii) any other substance that is regulated or classified as hazardous or toxic under any federal, state or local law, statute, ordinance, rule or regulation.

          (d) Definition of "Real Property". For purposes of this Section 4.29, the term "Real Property" shall be deemed to include all Real Property (as defined in Section 4.12(c)) at which the operations of the Company or any Subsidiary are currently conducted, together with all other locations (whether leased or owned by the Company or the applicable Subsidiary) at which the operations of the Company or any Subsidiary have previously been conducted (to the extent that any prior activities of the Company, the Subsidiary or their predecessors in interest give rise to any liabilities, claims or obligations (including, without limitation, any obligations to investigate, cleanup or remediate) with respect to the matters described in this Section 4.29).

          (e) Notwithstanding any provision of this Section 4.29, no environmental condition, circumstances, contamination, violation or non-compliance (each a "Condition") on any Buyer-Leased Real Property will be deemed to constitute a violation or breach of this Section 4.29 if and to the extent that the same existed as of the date on which the Company's occupancy of such Real Property commenced, provided that the Company has not, during its occupancy of such Real Property, contributed in any material respect to such Condition. The foregoing is not intended to relieve the Shareholders from liability hereunder for any breach or violation of this Section 4.29 that is attributable to violations of or non-compliance with Environmental Laws by the Company; provided that for this purpose the mere continuation of an existing Condition which constitutes such a violation or non-compliance will not deemed to constitute a violation or non-compliance by the Company, if the Company did not contribute in any material respect to such Condition.

     4.30 Disclosure. The disclosure of any matter in any schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent.

     4.31 Reliance. The representations and warranties of the Shareholders made in this Agreement are made by such Shareholders with the knowledge and expectation that Buyer is placing reliance thereon in entering into, and performing its obligations under, this Agreement, and the same shall not be affected or deemed waived in any respect whatsoever by reason of any investigation heretofore or hereafter conducted or knowledge gained by or on behalf of Buyer (including, without limitation, by any of its advisors, consultants or representatives and any information contained in any Phase I or Phase II or other environmental audit or investigation procured by or on behalf of Buyer or otherwise) prior to the Closing, whether in contemplation of this Agreement or otherwise, or by reason of the fact that Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate, or that any covenant or undertaking has been or might have been breached, at or prior to the Closing, and no claims by Buyer with respect thereto shall be waived or otherwise affected as a result of such knowledge on the part of Buyer (or any of its advisors, consultants or representatives) and none of the Shareholders shall raise any such matter as a defense to any claim by Buyer for indemnification hereunder, provided that such representations and warranties shall be qualified to the extent set forth in the Disclosure Schedule.

     4.32 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS QUALIFIED BY THE DISCLOSURE SCHEDULE), THE SHAREHOLDERS MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE SHAREHOLDERS HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                    ARTICLE V
                     Representations and Warranties of Buyer

     Buyer makes the representations and warranties set forth in this Article V, each of which is true and correct as of the date hereof and will be true as of the Closing Date:

     5.1 Corporate Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Buyer is current in all filings necessary to maintain its corporate existence under Wisconsin law and no proceedings have been filed or are pending for its dissolution or winding up. Buyer has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted or presently proposed to be conducted.

     5.2 Authorization. Buyer has full corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Buyer, and no other corporate action on the part of Buyer is necessary to approve and authorize the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer enforceable in accordance with its terms, except that the enforceability of this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable remedies.

     5.3 Consents and Approvals; No Violations. Except as set forth in Section
5.3 of the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the charter documents of Buyer, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification, acceleration or foreclosure under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, or result in the creation of any Encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of Buyer pursuant to the terms of any such instrument or obligation, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, administration, agency or authority applicable to Buyer or by which any of its properties or assets may be bound or (iv) require any filing by Buyer with, or any permit, license, exemption, consent, authorization or approval of, or the giving of any notice by Buyer to, any governmental or regulatory body, agency or authority.

     5.4 Investment/Operational Intent.

          (a) Buyer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits of the transactions contemplated by this Agreement.

          (b) Buyer has been given access to information regarding the Company and has been given the opportunity to ask questions of and receive answers from the officers of the Company concerning the present and proposed activities of the Company and to obtain the information which Buyer deems necessary or advisable in order to evaluate the merits and risks of the transactions contemplated by this Agreement.

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

          (c) Buyer is acquiring the Company for its own account, for investment or operational purposes, and not with a view to resale or for distributions of all or any portions of the Subject Shares.

     5.5 Availability of Funds; Solvency. Buyer has cash available or has existing borrowing facilities which together are sufficient to enable it to consummate the transactions contemplated by this Agreement. The financing required to consummate this Agreement is referred to as the "Financing." Buyer has no reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available on a timely basis for the consummation of the transactions contemplated by this Agreement. Upon the consummation of the transactions contemplated by this Agreement, the Buyer and the Company will each be solvent, be able to meet their debts as they become due and have assets in excess of liabilities. The Purchase Price is not a dividend or other transfer from the Company or account of the Company's capital stock.

     5.6 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, THE BUYER MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE BUYER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                   ARTICLE VI
                                    Covenants

     6.1 Conduct of the Business of the Company. The Shareholders covenant and agree with Buyer that, between the date hereof and the Closing Date (except as otherwise agreed in writing by Buyer, including transactions and other matters specifically authorized by this Agreement):

          (a) the business of the Company and each Subsidiary will be conducted diligently and only in the ordinary course consistent with past practice, including, without limitation, the payment of any Indebtedness (as defined in Section 2.1), the collection of receivables, purchase of inventory, cash management, provision of services, payment of payables and incurrence of and payment or financing of capital expenditures;

          (b) no change will be made in the Articles of Incorporation or By-Laws, or other charter documents of the Company or any Subsidiary;

          (c) the Shareholders and the Company shall use their commercially reasonable efforts to preserve the assets, business and goodwill of the Company and each Subsidiary, to keep available the services of the present employees of the Company and each Subsidiary and to preserve the goodwill of the Company's and each Subsidiary's customers, suppliers and others having business relationships with the Company and the Subsidiaries, provided that the Company and the Subsidiaries shall not be authorized (without the prior written consent of Buyer) to make any commitment on behalf of Buyer;

          (d) the Company and the Subsidiaries shall not announce or institute any increase in the salary, commission or other compensation (including bonus) rates payable or to become payable by the Company or any Subsidiary to any employee or agent of the Company or any Subsidiary, or, except as set forth in
Section 4.17(a) of the Disclosure Schedule, approve, adopt, amend or modify any Benefit Plan or similar plan, agreement or arrangement, except pursuant to the terms of any contract or agreement to which the Company or the Subsidiaries are a party and which is listed in any section of the Disclosure Schedule, or pursuant to existing policies and practices of the Company and the Subsidiaries as described in Section 6.1(d) of the Disclosure Schedule;

          (e) the Company and the Subsidiaries shall not enter into any contract or commitment, or series of related contracts or commitments (except for Purchase Orders), unless such contract or commitment, or series of related contracts or commitments, (i) arises in the ordinary course of business, and
(ii) involves expenditures or revenues of less than $20,000 in the aggregate;

          (f) the Shareholders shall promptly advise Buyer in writing of the commencement or threat of any suit, proceeding or investigation against, relating to or involving the Company or any Subsidiary or which could otherwise affect the assets or the business of the Company or any Subsidiary, whether or not covered by insurance;

          (g) the Shareholders shall promptly advise Buyer in writing of (i) any material adverse change in the assets, liabilities, financial condition, business, operations or prospects of the Company or any Subsidiary and (ii) any event, condition or state of facts which will or may result in the failure to satisfy any of the conditions in Article VIII hereof;

          (h) the Company shall not create or permit to become effective any Encumbrance on the assets, tangible or intangible, of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice;

          (i) the Company and the Subsidiaries shall maintain their current liability, casualty, property and other insurance coverages in full force and effect without reduction in coverage;

          (j) the Company and the Subsidiaries shall not issue any additional shares of capital stock or other equity interests or any options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of capital stock of the Company or other equity interests or any Subsidiary;

          (k) except as contemplated by Section 2.7, the Company and the Subsidiaries shall not declare or pay any dividends on or make any other distributions (however characterized) in respect of shares of their capital stock;

          (l) the Company and the Subsidiaries shall not repurchase or redeem any shares of their capital stock;

          (m) the Company and the Subsidiaries shall not organize any new subsidiary, acquire any capital stock or other equity security of any corporation or acquire any equity or other ownership interest in any business;

          (n) the Company and the Subsidiaries shall not make any change in the accounting principles or practices reflected in the Financial Statements or in their methods of applying such principles or practices;

          (o) the Company and the Subsidiaries shall not incur any indebtedness, liability or obligation (whether absolute, contingent or otherwise), except in the ordinary course of business and consistent with past practice and not in any event consisting of indebtedness for borrowed money (other than advances under existing credit facilities in the ordinary course of business and consistent with past practice), or guarantee, or act as surety, indemnitor, co-signer or accommodation party for, any indebtedness, liability or obligation of any third party, except for liability due to endorsement of checks in the normal course of collection;

          (p) the Company and the Subsidiaries shall not make any capital expenditure or commitment in excess of $20,000.00 or make aggregate capital expenditures or commitments in excess of $50,000.00;

          (q) except as set forth on Section 6.1(q) of the Disclosure Schedule, the Company and the Subsidiaries shall not cancel any debts or waive any claims or rights of value;

          (r) the Company and the Subsidiaries shall not sell, transfer or otherwise dispose of any of their material properties or assets (real, personal or mixed, tangible or intangible) except in the ordinary course of business and consistent with past practices;

          (s) the Company and the Subsidiaries shall not dispose of or permit to lapse any right to the use of any patent, trademark or copyright (or application therefor), trade name, service mark or brand name or permit to lapse any material license, service mark or brand name permit or form of authorization, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

          (t) the Company and the Subsidiaries shall not pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any Related Party, except for directors' fees and compensation and expense advances and reimbursements to officers and employees, in each case in the ordinary course of business and consistent with past practices;

          (u) the Company and the Subsidiaries shall not enter into any lease (as lessor or lessee) of real property or enter into any contract, arrangement, license or lease of personal property;

          (v) the Company and the Subsidiaries shall not change any of their current banking relationships;

          (w) the Company and the Subsidiaries shall not terminate, amend or fail to perform any obligation under any material contract, lease, commitment or license;

          (x) the Company and the Subsidiaries shall comply in all material respects with all laws applicable to them and their properties, operations, business and employees and shall file all required tax returns and other reports required by any governmental agency or authority;

          (y) neither the Company nor any of its Subsidiaries shall engage in any activity which would accelerate or delay the collection of the accounts or notes receivable of the Company or any of its Subsidiaries, accelerate or delay the payment of the accounts payable of the Company or any of its Subsidiaries, or reduce or otherwise restrict the amount of the inventory (including raw material, packaging, work-in-process, or finished goods) of the Company or any of its Subsidiaries on hand, in each case, other than in the ordinary course of the conduct of the Company's business;

          (z) except as specifically authorized by Section 2.7 of this Agreement, neither the Company nor any of its Subsidiaries shall forgive, cancel or waive any rights or any debts or other material obligations owed to the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice in respect of (A) receivables owed by customers of the Company or its Subsidiaries arising from the sale of goods sold by the Company or its Subsidiaries to such customers in the ordinary course of business, and (B) the cancellation or forgiveness of amounts due from employees relating to advances, reimbursements and similar arrangements, the aggregate amount of which does not exceed $150,000; and

          (aa) the Company and the Subsidiaries shall not enter into any agreement or commitment to take any action prohibited under this Section 6.1.

     6.2 Access to Personnel, Properties, Books and Records. From the date hereof until the Closing Date, the Shareholders will, and will cause the Company to, cooperate fully with Buyer in Buyer's investigation of the business, assets and liabilities of the Company and each Subsidiary. Without limiting the generality of the foregoing, the Shareholders will allow the employees, attorneys, accountants, and other representatives of Buyer to meet with the management of the Company and each Subsidiary and their representatives, to have full and complete access to the books, records, properties, financial statements, environmental records, and other documents and materials relating to the Company's and the Subsidiaries' operations (including the right to make extracts therefrom or copies thereof); provided that Buyer will endeavor to conduct its examination at a location away from the Company's premises to the extent it is practical to do so, and, with respect to its investigation of said premises, such investigation will occur at such times and in such a manner as the Shareholders reasonably determine to be appropriate to protect the confidentiality of the transactions contemplated by this Agreement and avoid unreasonable disruption of the Company's business operations. The information furnished by the Company or the Shareholders or their representatives to Buyer or its representatives pursuant to this Section 6.2 shall be subject to the provisions of the Confidentiality Agreement among the parties hereto dated June 25, 2002.

     6.3 Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to fulfill the conditions to the parties' obligations hereunder and to consummate and make effective the transactions contemplated by this Agreement.

     6.4 Further Assurances. The Shareholders shall, at any time and from time to time from and after the Closing Date, upon the request and at the expense of Buyer but without further consideration, perform, execute, acknowledge, deliver and file, or cause to be performed, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as Buyer may reasonably request in order to ensure that Buyer is vested with complete beneficial ownership and control of the Subject Shares.

     6.5 Transfer Taxes. The Shareholders shall be responsible for, and shall pay or reimburse promptly when and if due, all applicable sales, transfer, excise, use, documentary stamps or any other similar taxes which may be imposed in any jurisdiction, or by any authority, in connection with or arising from the sale of the Subject Shares to Buyer. The Shareholders shall prepare and file all appropriate sales, transfer, excise, use, documentary stamps and other tax returns and other documents and shall make timely payment of any sales, transfer, excise, use and other taxes due in any jurisdiction in connection with the transactions contemplated hereunder.

     6.6 Section 338(h)(10) Election. Shareholders and Buyer shall make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the sale and purchase of the Subject Shares, and shall make analogous elections under applicable state law provisions (the "338 Election"). The parties shall jointly prepare IRS Forms 8023, 8594 and such other forms and schedules as are necessary in connection with the 338 Election and otherwise take such action as may be required in order to perfect the 338 Election. In connection therewith, the Shareholders and Buyer agree that the Purchase Price and the liabilities of the Company (plus other relevant items) will be allocated among the assets of the Company for all purposes (including tax and financial accounting purposes) in the manner set forth on Exhibit F attached hereto. Buyer, the Company and the Shareholders shall file all tax returns and information reports in a manner consistent with such values.

     6.7 Badger Limited Assortment LLC. On or before the Closing Date, the Shareholders shall cause the Company to distribute to the Shareholders all of the membership interests of the Company's subsidiary, Badger Limited Assortment LLC. The Shareholders shall be solely responsible for, and shall indemnify and hold Buyer and the Company harmless from and against, any and all costs and expenses (including, but not limited to attorney's fees) and any and all income, transfer or other taxes incurred by the Company in connection with or as a result of such distribution.

     6.8 Stock Appreciation Rights. Prior to the Closing Date, the Shareholders shall cause the Company to pay to all of the participants in the Company's Performance Share Plan and any other SAR Plans of the Company all amounts due to such participants under such plans (including any amounts due as a result of the transactions contemplated by this Agreement) (the "SAR Amount"). The Company may borrow funds as necessary to pay out the SAR Amount, provided that any amounts so borrowed shall be included in the Closing Indebtedness Amount. Upon a participant's receipt of its applicable portion of the SAR Amount, all of the participant's rights under the SAR Plans shall be canceled and the participant shall release the Company and

Buyer of any and all rights he or she had or may have had under the SAR Plans, and the Shareholders shall obtain and deliver to the Buyer at the Closing appropriate written releases from SAR Plan participants to that effect, in form and substance reasonably acceptable to Buyer and its counsel. The Shareholders shall take all action necessary to terminate all SAR Plans, as of the day before the Closing Date, and ensure that, following the Closing Date, no participant in the SAR Plans shall have any right thereunder to any payment from the Company or to acquire equity securities of the Company.

     6.9 Agreement Regarding Income Taxes and Income Tax Returns.

          (a) The Shareholders' Agents shall prepare and timely file or cause to be prepared and timely filed with the appropriate taxing authority all Income Tax Returns required to be filed on behalf of the Company and each of the Subsidiaries for all taxable years, or short periods containing less than 12 months ("Short Periods"), ending on or prior to the Closing Date which are filed after the Closing Date. "Income Tax Returns" shall mean all Tax Returns with respect to Income Taxes. For purposes of this Section 6.9 "Income Taxes" shall mean all Taxes based on income determined under provisions of the Code and foreign, state and other Taxes based upon income or gross receipts, in each case for which the Company has no potential liability, whether primary, secondary or contingent. "Tax Returns" shall mean all returns, declarations, reports and information returns and statements of any person required to be filed or sent by or with respect to it in respect to any Taxes. The Shareholders' Agents shall permit Buyer to review and comment on each such Income Tax Return prior to filing. To the extent permitted by applicable law, the Shareholders shall include any income gain, loss, deduction or other tax items for such periods on their personal Income Tax Returns in a manner consistent with the Schedule K-1s prepared by the Shareholders' Agents for such periods.

          (b) The parties shall cooperate in connection with the filing of all Tax Returns covering any period ending on or prior to the Closing Date. The Shareholders and Buyer shall not destroy or permit the destruction of any books, records or files pertaining to or used in preparing any such Income Tax Return as long as the statute of limitations or any other statutory requirement to preserve said books, records or files and any extensions thereof, as extended by the parties, has not expired, and shall comply with all reasonable requests regarding production of or access to documents or files, and to use reasonable efforts to make personnel available for depositions, interviews or testimony upon reasonable notice at reasonable times, provided that the same do not interfere in any material respect with the time required for such person's performance of his or her duties to the Company.

          (c) With respect to S-corporation taxes payable by the Shareholders, the Shareholders shall have the right to pursue, contest, appeal and settle, at their own expense, any adjustments to income or deductions or other items of the Company or any claims or assessments made against the Company by any taxing authority for taxable years or Short Periods ending on or prior to the Closing Date and the Buyer shall cause the Company to cooperate with the Shareholders and shall not cause the Company to take any action with respect to any Income Tax Return filed for these periods without the Shareholders' Agents' prior to written consent, and shall comply with all reasonable requests regarding production of or access to documents or files and to make personnel available for depositions, interviews or testimony, upon reasonable notice at reasonable times, provided that the same do not interfere in any material respect with the time required for such person's performance of his or her duties to the Company. The Shareholders' Agents shall keep the Buyer reasonably informed as to any claims or assessments and the management thereof.

     6.10 Termination of Home Ownership Program and S.M.A.R.T. Scholarship Program. Prior to the Closing Date, the Shareholders shall cause the Company to pay to all of the participants in the Company's Home Ownership Program and S.M.A.R.T. Scholarship Program (the "Programs") all amounts due to such participants under such Programs (the "Program Amounts"), such that all obligations of the Company thereunder are discharged in full. The Company may borrow funds as necessary to pay out the Program Amounts, provided that any amounts so borrowed shall be included in the Closing Indebtedness Amount. The Shareholders shall take all action necessary to terminate all Programs, prior to the Closing Date, and ensure that, following the Closing Date, no participant in the Programs shall have any right or claim against the Company thereunder, including any right to any payment from the Company or to acquire any equity interest in the Company.

     6.11 Estoppels and SNDA's. The Shareholders will, and will cause the Company to, use commercially reasonable efforts to assist the Buyer in obtaining the Landlord Estoppel Certificates and SNDA's called for by Sections 7.9 and 7.11, respectively, and in obtaining estoppel certificates, in such form as Buyer may reasonably determine to be appropriate, from sublessees of the Leased Real Property.

     6.12 Repayment of Bank Debt. Simultaneously with the Closing, Buyer will cause to be repaid in full all of that portion of the Closing Indebtedness Amount that is owed to Bank One.

                                  ARTICLE VII
                     Conditions to the Obligations of Buyer

     The obligations of Buyer to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by Buyer in writing:

     7.1 Representations and Warranties True. All of the representations and warranties of the Shareholders contained in this Agreement (as qualified by the Disclosure Schedule hereto) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date, and the Shareholders shall have delivered certificates to that effect at the Closing.

     7.2 Performance. The Shareholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date.

     7.3 Approvals, Permits, Etc. All consents, authorizations or approvals of any governmental body or agency thereof that are required in order to consummate the sale and transfer of the Subject Shares to Buyer pursuant to this Agreement, and in addition, the liquor license, food stamp permit and WIC permits required for Buyer's operation of the Company's business, shall have been duly obtained in form and substance reasonably satisfactory to Buyer and its counsel and shall be effective at and as of the Closing Date.

     7.4 Delivery of Closing Documents. The Shareholders shall have delivered to Buyer the documents referred to in Sections 3.2(a)(i) through (xiv) hereof, in form and substance reasonably satisfactory to Buyer and its counsel.

     7.5 Absence of Certain Events. No statute, rule or regulation shall have been enacted or promulgated which would make the sale and transfer of the Subject Shares contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No non-appealable order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof, which restrains, enjoins or otherwise prohibits the consummation of the sale and transfer of the Subject Shares contemplated hereby.

     7.6 No Material Adverse Change. There shall have been no Material Adverse Change in the financial condition, prospects, results of operations, cash flows, assets, liabilities, business or operations of the Company or any Subsidiary during the period between December 31, 2002 and the Closing Date.

     7.7 Consents. Any restrictions or limitations on or rights of or consents or approvals from third parties in relation to the sale of the Subject Shares to Buyer that may be required pursuant to those agreements set forth as items 1 and 3 on Section 4.2(c) of the Disclosure Schedule to which the Company or any of the Shareholders are parties or by which they are bound, shall have been duly waived or released.

     7.8 Evidence of Title to Real Property. The Shareholders shall have obtained and delivered to Buyer, letter reports of title, including copies of all easements, restrictions and covenants of record (the "Letter Reports"), for the Owned Real Property (as defined in Section 4.12 herein) and the Third-Party Leased Real Property issued by a title insurer reasonably satisfactory to Buyer (the "Title Insurer"). The costs of the Letter Reports will be paid by the Company and treated as "Expenses" for purposes of Section 2.1(c). Each such Letter Report will be dated as of the date of closing and reflect title to the applicable parcels of real estate and all recorded easements benefiting such parcels, subject only to Permitted Liens and any mortgages and security interests securing the Closing Indebtedness Amount (in the case of the Owned Real Property) and Permitted Liens, the interests of the lenders referenced in
Section 7.11 below and the liens and encumbrances listed in Section 7.8 of the Disclosure Schedule (in the case of Third-Party Leased Real Property).

     7.9 Landlord Estoppel Certificates. Buyer shall have received certificates, executed by the lessors of the Third-Party Leased Real Property in substantially the form attached hereto as Exhibit G (the "Landlord Estoppel Certificates").

     7.10 [Intentionally Left Blank].

     7.11 Subordination, Nondisturbance and Attornment Agreements. Buyer shall have received Subordination, Nondisturbance and Attornment Agreements from the lenders of the lessors of the Third-Party Leased Real Property in substantially the form attached hereto as Exhibit H (the "SNDA's").

                                  ARTICLE VIII
                Conditions to the Obligations of the Shareholders

     The obligations of the Shareholders to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions on or prior to the Closing, unless waived by the Shareholders' Agent in writing:

     8.1 Representations and Warranties True. All of the representations and warranties of Buyer contained in this Agreement (including, without limitation, the Disclosure Schedule) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date, and Buyer shall have delivered certificates to that effect at the Closing.

     8.2 Performance. Buyer shall have performed and complied in all respects with its payment covenants and obligations hereunder, and Buyer shall have performed and complied in all material respects with all other covenants and obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing Date.

     8.3 Approvals, Permits, Etc. All consents, authorizations or approvals of any governmental body or agency thereof that are required in order to consummate the sale and transfer of the Subject Shares to Buyer pursuant to this Agreement, and in addition, the liquor license, food stamp permit and WIC permits required for Buyer's operation of the Company's business, shall have been duly obtained in form and substance reasonably satisfactory to the Shareholders and their counsel and shall be effective at and as of the Closing Date.

     8.4 Delivery of Closing Documents. The Buyer shall have delivered to the Shareholders the payments and documents referred to in Section 3.2(b) hereof in form and substance reasonably satisfactory to the Shareholders and their counsel.

     8.5 Absence of Certain Events. No statute, rule or regulation shall have been enacted or promulgated which would make the sale and transfer of the Subject Shares contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No non-appealable order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof, which restrains, enjoins or otherwise prohibits the consummation of the sale and transfer of the Subject Shares contemplated hereby.

     8.6 Personal Guarantees. All Shareholders shall be released by documents reasonably satisfactory to the Shareholders and their counsel from all obligations pursuant to the guarantees by such Shareholders of obligations of the Company or any Subsidiary which are set forth on Section 8.6 of the Disclosure Schedule.

                                   ARTICLE IX
                                   Termination

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual written consent of Buyer, on the one hand, and Shareholders' Agents on the other hand;

          (b) by Buyer, if any of the conditions specified in Article VII have not been met or waived prior to such time as such condition can no longer be satisfied; or

          (c) by the Shareholders' Agents, if any of the conditions specified in
Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

     9.2 Effect of Termination. In the event of termination of this Agreement pursuant to the preceding Section 9.1, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto or their respective officers or directors, except for Sections 13.3 and 13.4 hereof, which shall remain in full force and effect, and except that nothing herein shall relieve any party hereto from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE X
           Indemnification; Survival of Representations and Warranties

     10.1 Indemnity Obligations of the Shareholders. Subject to the conditions and limitations set forth in this Article X, the Shareholders hereby agree, individually and severally and not jointly and severally, to indemnify and hold Buyer and the Company and their respective parents and subsidiaries, affiliates, directors, officers, employees and agents (such parties being collectively referred to herein as the "Buyer Indemnitees") harmless from, and to reimburse each such Buyer Indemnitee for, on an after-Tax basis (within the meaning of Section 10.5), any Buyer Indemnity Claims (as that term is hereinafter defined); provided, that the indemnification obligation of each Shareholder with respect to Buyer Indemnity Claims relating exclusively to a breach or alleged breach of
Section 4.2 or 4.3 of this Agreement by such Shareholder or with respect to Subject Shares sold by such Shareholder hereunder shall be the exclusive obligation of that Shareholder and the other Shareholders shall have no responsibility or obligation therefor. "Buyer Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, penalty, fine, interest, surcharge, cost or expense of any nature whatsoever (collectively, "Losses"), arising out of, based upon or resulting from:

          (a) any inaccuracy in or any breach of any representation and warranty of the Shareholders contained in this Agreement or any certificate delivered by the Shareholders pursuant hereto;

          (b) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Shareholders and the Company (but only prior to the Closing for the Company) contained in or made pursuant to this Agreement;

          (c) any liabilities or obligations arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposition of any Buyer Indemnity Claim under this Section 10.1;

          (d) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Buyer Indemnity Claims asserted under this Section 10.1; and

          (e) any claims relating to the Company's Performance Share Plan, any other SAR Plan, or the Programs.

     10.2 Indemnity Obligations of Buyer. Buyer agrees to indemnify and hold each of the Shareholders and their affiliates, employees and agents ("Seller Indemnitees") harmless from, and to reimburse each such Seller Indemnitee for, on an after-Tax basis (within the meaning of Section 10.5), any Shareholder Indemnity Claims (as that term is hereinafter defined). "Shareholder Indemnity Claim" shall mean any Losses arising out of, based upon or resulting from:

          (a) any inaccuracy in or any breach of any representation and warranty of Buyer contained in this Agreement certificate or other written instrument or document delivered by Buyer pursuant hereto;

          (b) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Buyer and the Company (but only after the Closing for the Company) contained in or made pursuant of this Agreement;

          (c) any obligations or liabilities arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposition of any Shareholder Indemnity Claim asserted under this Section 10.2; and

          (d) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of counsel and accountants) arising out of or related to any Shareholder Indemnity Claims asserted under this Section 10.2.

     10.3 Procedures Relative to Indemnification Claims.

          (a) Claim Notice. In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Article X, it (the "Claiming Party") shall provide written notice of such claim (a "Claim Notice") to the party against which the claim is made (the "Indemnifying Party") as promptly as reasonably practical after confirmation of the facts supporting the claim or receipt of a written notice of any claim of a third party (a "Third

Party Claim") that may reasonably be expected to result in a claim by such party against the party to which such notice is given, as the case may be. If the Claiming Party is a Buyer Indemnitee, such Claim Notice shall be served upon the Shareholders' Agents and the Escrow Agent. Each such Claim Notice shall specify in reasonable detail, to the extent feasible or relevant, the breach of representation, warranty, covenant or agreement claimed by the Claiming Party, together with the Claiming Party's good faith estimate of the liability, loss, cost or expense incurred by or imposed upon or expected to be incurred by or imposed upon the Claiming Party on account thereof (including, without limitation, such party's good faith estimate of the costs and expenses, including reasonable attorney's fees, expected to be incurred in connection therewith).

          (b) Defense. Subject to the remaining provisions hereof, the Indemnifying Party may, upon receipt of a Claim Notice relating to a Third Party Claim and at its expense, defend such claim in its own name or, if necessary, in the name of the Claiming Party. The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of the Claiming Party, and the Claiming Party shall have the right, at its expense, to participate in but not control the defense thereof. The Indemnifying Party shall have the right to settle and compromise any such claim with respect to which it controls the defense only with the consent of the Claiming Party, which consent shall not be unreasonably withheld. If the proceeding involves a matter solely of concern to the Claiming Party in addition to the claim for which indemnification under this Article X is being sought, the Claiming Party shall have the right to control the defense and settlement of such additional claim in its own discretion and with its own counsel. If a firm written offer is made to settle any such Third Party Claim which offer includes a complete release of the Claiming Party and its affiliates from any further liability in respect thereof and the Indemnifying Party proposes to accept such settlement and agrees in writing to indemnify the Claiming Party for all Losses related thereto and the Claiming Party refuses to consent to such settlement, then: (i) the Indemnifying Party shall be excused from, and the Claiming Party shall be solely responsible for, all further defense of such Third Party Claim; (ii) the maximum liability of the Indemnifying Party relating to such Third Party Claim shall be the amount of the proposed settlement if the amount thereafter recovered from the Claiming Party on such Third Party Claim is greater than the amount of the proposed settlement; and (iii) the Claiming Party shall pay all attorneys' fees and legal costs and expenses incurred after the rejection of such settlement by the Claiming Party, but if the amount thereafter recovered by such third party from the Claiming Party is less than the amount of the proposed settlement, the Claiming Party shall be reimbursed by the Indemnifying Party for such attorneys' fees and legal costs and expenses up to a maximum amount equal to the difference between the amount recovered by such third party and the amount of the proposed settlement.

          (c) Defense of Claims Below Indemnification Threshold. Notwithstanding anything to the contrary in the foregoing, Buyer shall have the right to control the defense of any Third Party Claim (other than Zero-Threshold Claims (as hereinafter defined)) if the potential loss or liability associated with such claim, together with the aggregate amount of all previously settled claims, is less than the Indemnification Threshold (as hereinafter defined); provided, that Buyer shall keep the Shareholders' Agents reasonably informed as to the nature and conduct of such claim and the Shareholders' Agents shall be afforded an opportunity to monitor developments in connection therewith. Buyer shall have the right to settle any such matter with the consent of the Shareholders' Agents, such consent not to be unreasonably withheld or delayed.

          (d) Defense by Claiming Party. In the event the Indemnifying Party shall fail or not have the right to assume the defense under Sections 10.3(b) or 10.3(c), above, or shall notify the Claiming Party that it shall refuse to conduct a defense against a Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such claim and shall have the right to settle and compromise such claim without the consent of the Indemnifying Party (except as provided in Section 10.3(c)). Once the amount of such claim is liquidated and the claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Article X, subject to the provisions of this Agreement.

     10.4 Duration. Except as otherwise provided in this Agreement, all representations and warranties of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall expire on the following dates (provided, however, that, with respect to any claims for indemnification as to which a Claim Notice shall have been duly given prior to the relevant expiration date set forth below, if any, such notice shall preserve such claim pending resolution thereof pursuant to the terms hereof):

          (a) in the case of any claims for Tax Liabilities (including Costs and Expenses) (as those terms are defined below), the date of expiration of the relevant statute of limitations, including any extensions thereof (whether by waiver or otherwise), provided that, notwithstanding anything to the contrary in the foregoing, the indemnity obligations of the Shareholders hereunder shall survive for an additional period of 12 months with respect to any and all Costs and Expenses incurred by any Buyer Indemnitee in establishing or in seeking to establish, whether in a judicial proceeding or otherwise, that the underlying matter giving rise to such claim for indemnification is time-barred under the applicable statute of limitations, whether or not such efforts are successful. For purposes of this Agreement, the term "Tax Liabilities" shall mean and include any and all liabilities for Taxes (as defined in Section 4.11(b)), except liabilities for Taxes (not including income or franchise taxes) which are
(i) accrued for (and in the amounts included) on the latest Financial Statements or (ii) incurred in the ordinary course of business after the latest Financial Statements and relating to time periods after the latest Financial Statements (all of which are properly accrued on the Company's books): (x) which are or shall be incurred, with respect to any taxable year or any other period beginning prior to the Closing by the Company or any predecessor of, or transferor to, the Company, or (y) which are or shall be incurred by any affiliated group, as defined in Section 1504(a) of the Code as in effect during any relevant period (or any other group required to file or filing returns on a consolidated or combined basis), of which the Company, or any predecessor of, or transferor to, the Company has been a member at any time prior to the Closing Date, in either case whether or not such Taxes were assessed prior to the Closing Date; provided, however, that for purposes of computing the amount of any Tax Liabilities subject to indemnification hereunder, any such taxable year or other period which ends after the Closing Date shall be deemed to end at the close of business on the Closing Date, and provided further, however, that in the case of any ad valorem property tax imposed upon the ownership or holding of real property or personal property, the term "Tax Liabilities" shall include only that percentage of the liability therefor which equals the percentage of the actual period to which such said liability relates which precedes the Closing Date. "Costs and Expenses" shall mean any and all costs and expenses which may be incurred in connection with contesting any claims for Tax Liabilities, including, without limitation, reasonable fees and disbursements of counsel, accountants and other experts (but not the costs of the services of persons who are the in-house personnel or employees of Buyer or any Buyer Affiliates).

          (b) in the case of any Buyer Indemnity Claims with respect to any breach of the representations and warranties set forth in Sections 4.2 [Authorization], 4.3 [Title to the Subject Shares] and 4.5 [Capitalization of the Company] (the foregoing are collectively referred to herein as the "Special Representations and Warranties"), indefinitely;

          (c) in the case of any other Buyer Indemnity Claims, April 30, 2004;
and

          (d) in the case of any Shareholder Indemnity Claims, April 30, 2004.

     10.5 Tax Effect of Losses. In determining the amount of any Buyer Indemnity Claim or Shareholder Indemnity Claim, for all purposes hereunder, there shall be taken into account any income or other Tax benefit which the Claiming Party may actually have received or be entitled to receive (if in the future, at its present value) as a result of the Losses forming the basis of such claim, and there shall also be taken into account any income or other Tax cost which the Claiming Party would incur as a result of its receipt of any indemnification payment from the Indemnifying Party (including any such indemnification payment which the Claiming Party would be entitled to receive but for the provisions of
Section 10.6).

     10.6 Certain Limitations.

          (a) Indemnification Threshold and Cap. Notwithstanding anything to the contrary herein, but subject to Section 10.6(b):

               (i) any claim by the Buyer Indemnitees against the Shareholders under this Agreement shall be payable by the Shareholders only in the event that the accumulated amount of all claims that have been Definitively Resolved (as hereinafter defined) (for purposes hereof, "Settled Claims") against the Shareholders as a group shall exceed the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate (the "Indemnification Threshold"); and

               (ii) the maximum amount for which the Shareholders as a group shall be obligated to provide indemnification hereunder shall not exceed Five Million and 00/100 Dollars ($5,000,000.00) (the "Indemnification Cap").

     At such time as the aggregate amount of Settled Claims against the Shareholders as a group exceeds the Indemnification Threshold, the Shareholders shall thereafter be liable for the amount of all claims in excess of the Indemnification Threshold, but subject to the Indemnification Cap and the other limitations set forth in this Article X, and subject to Section 10.6(b).

          (b) Zero-Threshold and Uncapped Claims. Notwithstanding the preceding
Section 10.6(a), the following categories of claims for indemnification ("Zero-Threshold

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

Claims") shall not be subject to the Indemnification Threshold or the Indemnification Cap, but shall be payable on a dollar-for-dollar basis without such limitation thereon:

               (i) any Buyer Indemnity Claims relating to the Special Representations and Warranties;

               (ii) any obligations on the part of the Shareholders to pay any amounts due the Buyer under Section 2.3(i); and

               (iii) any Buyer Indemnity Claims arising under Section 10.1(e) with respect to the Company's Performance Share Plan or any other SAR Plan.

          (c) Notwithstanding anything to the contrary in this Agreement, the Buyer shall not be entitled to indemnification under this Article X:

               (i) with respect to a claim for indemnification hereunder related to the title of any real estate with respect to which there is a title insurance policy in effect, except to the extent that the Company or the Buyer has first unsuccessfully attempted to recover upon such title insurance;

               (ii) to the extent of any insurance proceeds actually received by the Company to the Buyer in connection with the facts giving rise to such indemnification;

               (iii) for any punitive damages;and

               (iv) from any Shareholders other than George Prescott and Judith Prescott, respectively, for violations of their Noncompetition Agreements.

     10.7 Definitively Resolved. For purposes hereof, a Buyer Indemnity Claim or Shareholder Indemnity Claim shall be deemed to have been "Definitively Resolved" when any of the following events has occurred:

          (a) a claim is settled by mutual agreement of Buyer and the Shareholders' Agents; or

          (b) a final judgment, order or award of a court of competent jurisdiction deciding such claim has been rendered, as evidenced by a certified copy of such judgment, provided that such judgment is not appealable or the time for taking an appeal has expired.

     10.8 Claims Limited to Indemnification Escrow Amount, with Certain Exceptions. Buyer acknowledges and agrees that the Buyer Indemnitees' sole rights and remedies, with respect to Buyer Indemnity Claims other than Zero Threshold Claims, are its rights to distributions from the Indemnification Escrow Amount as provided in this Agreement, subject to the provisions, conditions and limitations contained herein and in the Indemnification Escrow Agreement.

     10.9 Indemnification Rights Against Shareholders. With respect to any Zero Threshold Claims, a Buyer Indemnitee, in any case, shall have the option, in its sole and absolute

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

discretion, to assert such claims against the Indemnification Escrow Amount hereunder or against the Shareholders personally (which shall mean individually and severally and not jointly and severally, and except as otherwise limited by
Section 10.1 and in this Section 10.9). Such option may be exercised separately as to each such claim, and a Buyer Indemnitee's election to proceed hereunder, in any case, shall not preclude such Buyer Indemnitee from also proceeding, in the same case, against the Shareholders personally (and vice versa); provided that the Buyer Indemnitee may not recover in any case, from all sources in the aggregate, more than the total amount of its Losses. In the event any amounts are paid from the Indemnification Escrow Amount for Buyer Indemnity Claims consisting of Zero Threshold Claims, or for Purchase Price adjustments under
Section 2.3(i), such amounts shall be replenished promptly by the Shareholders (subject to the proviso to the first sentence of Section 10.1) by additional deposits of funds by them into the Indemnification Escrow Amount ("Replenishment Deposits"). All Replenishment Deposits shall be a part of the "Indemnification Escrow Amount" for all purposes, and shall be held by the Escrow Agent subject to the terms and conditions of the Indemnification Escrow Agreement. In the event a Buyer Indemnitee Asserts any Zero-Threshold Claims (other than for a breach described in the proviso to the first sentence of Section 10.1) against a Shareholder (other than George Prescott or Judith Prescott) personally hereunder and is unable to recover the full amount of such Zero-Threshold Claim from such Shareholder, then such Buyer Indemnitee may recover the unrecovered amount of such Zero-Threshold Claim from George and/or Judith Prescott; and if any Shareholder fails to make any Replenishment Deposit required hereunder, promptly after written demand therefor is made by Buyer, then George and Judith Prescott shall be jointly and severally liable to make such Replenishment Deposit.

                                   ARTICLE XI
                              Shareholders' Agents

     11.1 Appointment of Shareholders' Agents. Each Shareholder hereby irrevocably constitutes and appoints George E. Prescott and Charles Benjamin as such Shareholders' agents ("the Shareholders' Agents") for the purpose of representing such Shareholder in connection with the following matters: (i) consenting to, compromising or settling any Buyer Indemnity Claims and (ii) resolving all matters arising under Section 2.1 of this Agreement, including, without limitation, all matters pertaining to the calculation of the Closing Indebtedness Amount. The appointment of George E. Prescott and Charles Benjamin as the Shareholders' Agents is coupled with an interest and all authority hereby conferred shall be irrevocable and shall not be terminated by any or all of the Shareholders without the consent of Buyer, which consent may be withheld for any reason. Such appointment shall be binding upon the heirs, executors, administrators, estates, personal representatives, successors and assigns of each Shareholder.

     11.2 Authority Granted to Shareholders' Agents. In furtherance and not in limitation of the authority granted to the Shareholders' Agents in Section 11.1 above, each of the Shareholders, for themselves and their respective heirs, executors, administrators, successors and assigns, hereby authorizes the Shareholders' Agents without notice to such Shareholder hereunder to:

          (a) waive any provision of this Agreement;

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

          (b) make and receive notices and other communications pursuant to this Agreement, including any service of process in any legal action or other proceeding arising out of or related to this Agreement or any of the transactions hereunder (and to that effect, any notice to be given to any Shareholder or Shareholders hereunder need not be given to each Shareholder separately, but rather shall be effective, as provided in Section 13.2 below, when given to the Shareholders' Agents);

          (c) settle any dispute, claim, action, suit or proceeding arising out of or related to this Agreement on behalf of all or any of the Shareholders, including, without limitation, by consenting to the entry of any confession of judgment in connection therewith, as further provided in Section 11.8, below;

          (d) appoint or provide for successor agents, (provided that if a successor agent is not a Shareholder, such appointment shall be subject to the consent of Buyer, such consent not to be unreasonably withheld);

          (e) pay any expenses incurred or which may be incurred by or on behalf of the Shareholders in connection with this Agreement;

          (f) execute and deliver the Indemnification Escrow Agreement and the Purchase Price Adjustment Escrow Agreement, waive, modify or amend any provision thereof, and give instructions to the Escrow Agents with respect to such Escrow Agreements;

          (g) receive payments under or pursuant to this Agreement and the Indemnification Escrow Agreement and the Purchase Price Adjustment Escrow Agreement and make disbursements thereof to the Shareholders as contemplated by this Agreement and the Indemnification Escrow Agreement and the Purchase Price Adjustment Escrow Agreement;

          (h) administer the provisions relating to the matters described in Articles II, X and XII of this Agreement.

     11.3 Authorization. Notwithstanding Section 11.2, in the event that the Shareholders' Agents, with the advice of counsel, are of the opinion that they require further authorization or advice from the Shareholders, they shall be entitled to seek such further authorization from the Shareholders prior to acting on their behalf. In such event, each Shareholder shall have a number of votes equal to the number of Subject Shares owned by the Shareholder on the Closing Date and the authorization of a majority of such number of such shares shall be binding on all of the Shareholders and shall constitute the authorization by the Shareholders.

     11.4 Reliance. Buyer and the Escrow Agent shall be fully protected in dealing with the Shareholders' Agents under this Agreement and may rely upon the authority of the Shareholders' Agents to act as the agents of the Shareholders as set forth herein. Any payment by Buyer to the Shareholders' Agents under this Agreement, the Indemnification Escrow Agreement and the Purchase Price Adjustment Escrow Agreement shall be considered a payment by Buyer to the Shareholders. The appointment of the Shareholders' Agents is coupled with and interest and shall be irrevocable by any Shareholder in any manner or for any reason. This power of attorney shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of the principal pursuant to any applicable law.

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

     11.5 Acts of Shareholders' Agents. Any act of the Shareholders' Agent shall require the act of all Shareholders' Agents. Any of the Shareholders' Agents may resign from his capacity as a Shareholders' Agent at any time by written notice delivered to the other Shareholder's Agents and to Buyer. If there is a vacancy at any time in any of the positions of Shareholders' Agents for any reason, the remaining Shareholders' Agents may act with full power and authority until such time as the remaining Shareholders' Agent shall select a successor to fill such vacancy. If at any time there is no person acting as a Shareholders' Agent for any reason, new Shareholders' Agents shall be specified by a Shareholder vote pursuant to the voting provisions of Section 11.3 (provided that if a successor agent is not a Shareholder, such appointment shall be subject to the consent of Buyer, such consent not to be unreasonably withheld). If the Shareholders shall fail to so act in a timely fashion, Buyer may appoint a Shareholders' Agent from among the Shareholders.

     11.6 No Liability. The Shareholders' Agents, in their capacity as such, shall not be liable to Buyer, the Shareholders or the Escrow Agent for any error of judgment, or any act done or step taken or omitted by them in good faith or for any mistake in fact or law, or for anything which they may do or refrain from doing in connection with this Agreement, in their capacity as agent, except for their own bad faith or willful misconduct. The Shareholders' Agents may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or their duties hereunder and they shall incur no liability to Buyer, the Shareholders or the Escrow Agent and shall be fully protected with respect to any action taken, omitted or suffered by them in good faith in accordance with the opinion of such counsel, in their capacity as agent.

     11.7 Expenses. Any reasonable expenses incurred by the Shareholders' Agents in connection with the performance of their duties under this Agreement, the Indemnification Escrow Agreement and the Purchase Price Adjustment Escrow Agreement shall not be the personal obligations of the Shareholders' Agents but shall be payable: (i) first, out of distributions to the Shareholders of the Indemnification Escrow Agreement and the Purchase Price Adjustment Escrow Agreement and earnings thereon, but only to the extent permitted by the provisions of such Escrow Agreements; and (ii) thereafter, by the Shareholders based on each Shareholder's percentage share of such expenses based upon the number of Subject Shares owned by such Shareholder. The Shareholders' Agents may from time to time submit invoices to the Shareholders covering such expenses and, upon the request of any Shareholder, shall provide such Shareholder with an accounting of all expenses paid out of distributions pursuant to subsection (i) (of this Section 11.7)

     11.8 Claims, Actions or Suits. Any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the Shareholders under this Agreement relating to a matter within the scope of the Shareholders' Agents' authority specified in Section 11.1 may be asserted, brought, prosecuted or maintained only by the Shareholders' Agents, and the Shareholders hereby irrevocably waive any right to enforce such rights in their own name. The Shareholders consent and agree that any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to any Buyer Indemnitee under this Agreement relating to a matter within the scope of the Shareholders' Agents' authority specified in Section 11.1, including, without limitation, any Buyer Indemnity Claim asserted under
Section 10.1, may be asserted, brought, prosecuted or maintained by any

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

Buyer Indemnitee against the Shareholders by service of process on the Shareholders' Agents and without the necessity of serving process on, or otherwise joining or naming as a defendant in such claim, action, suit or other proceeding, any Shareholders. For this purpose, each Shareholder hereby irrevocably stipulates and agrees that the Shareholders' Agents are proper party defendants to represent its interests in any such proceeding and to appear on its behalf for all purposes therein, and that service of process upon the Shareholders' Agents shall be effective to bind such Shareholder for all purposes of any such proceeding. Each Shareholder hereby irrevocably waives any and all rights it may have to object to jurisdiction or venue in any proceeding in which service of process is served upon the Shareholders' Agents on such Shareholder's behalf, in each case as further provided in Section 13.16 below. With respect to any matter within the scope of authority granted to the Shareholders' Agents under this Section 11.8, the Shareholder shall be bound by any determination in favor of or against the Shareholders' Agents or the terms of any settlement or release to which the Shareholders' Agents shall become parties, including, without limitation, any confession of judgment or other stipulation or settlement granted or entered into by the Shareholders' Agents on their behalf.

                                  ARTICLE XII
                            Miscellaneous Provisions

     12.1 Dispute. As used in this Agreement, "Dispute" shall: (a) mean any dispute or disagreement between Buyer (for itself or on behalf of, following the Closing, the Company or any other affiliate of Buyer) and the Shareholders or the Shareholders' Agents concerning the interpretation of this Agreement, the validity of this Agreement, any breach or alleged breach by any party under this Agreement or any other matter relating in any way to this Agreement; (b) exclude any dispute or disagreement between Buyer and the Shareholders concerning the calculation of the Purchase Price which shall be resolved in accordance with the provisions of Section 2.3(g) of this Agreement; and (c) exclude any breach or alleged breach of and any proceeding to enforce, the Non-Competition Agreements.

     12.2 Process. If a Dispute arises, the parties to the Dispute shall follow the procedures specified in Sections 12.3, 12.4 and 12.5 of this Agreement.

     12.3 Negotiations. The parties shall promptly attempt to resolve any Dispute by negotiations between the Buyer and the Shareholders' Agents. Either the Buyer or Shareholders' Agents may give the other party written notice of any Dispute not resolved in the normal course of business. The Buyer and the Shareholders' Agents shall meet at a mutually acceptable time and place within ten (10) calendar days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the Dispute. If the Dispute has not been resolved by these persons within thirty (30) calendar days of the disputing party's notice, or if the parties fail to meet within such ten (10) calendar days, either the Buyer or the Shareholders' Agents may initiate mediation as provided in Section 12.4 of this Agreement. If a negotiator intends to be accompanied at a meeting by legal counsel, the other negotiator shall be given reasonable notice of such intention and may also be accompanied by legal counsel.

     12.4 Mediation. If the Dispute is not resolved by negotiations pursuant to
Section 12.3 of this Agreement, the Buyer and the Shareholders' Agents shall attempt in good faith to resolve

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

any such Dispute by mediation. Either the Buyer or the Shareholders' Agents may initiate a mediation proceeding by a request in writing to the other party (the "Request"), and both parties will then be obligated to engage in a mediation. The proceeding will be conducted in accordance with the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes, with the following exceptions:

          (a) if the parties have not agreed within thirty (30) calendar days of the Request on the selection of a mediator willing to serve, CPR, upon the request of either the Buyer or the Shareholders' Agents, shall appoint a member of the CPR Panels of Neutrals as the mediator, and

          (b) efforts to reach a settlement will continue until the conclusion of the proceedings, which shall be deemed to occur upon the earliest of the date that: (i) a written settlement is reached: or (ii) the mediator concludes and informs the parties in writing that further efforts would not be useful; or
(iii) the Buyer and the Shareholders' Agents agree in writing that in impasse has been reached; or (iv) is sixty (60) calendar days after the Request and none of the events specified in Section 12.4(b)(i), (ii) or (iii) have occurred. No party may withdraw before the conclusion of the proceeding.

     12.5 Submission to Adjudication. If a Dispute is not resolved by negotiation pursuant to Section 12.3 of this Agreement or by mediation pursuant to Section 12.4 of this Agreement within 100 calendar days after initiation of the negotiation process pursuant to Section 12.3 of this Agreement, such Dispute and any other claims arising out of or relating to this Agreement may be heard, adjudicated and determined in an action or proceeding filed in any state or federal court sitting in Waukesha or Washington County, Wisconsin or the federal courts for the Eastern District of Wisconsin.

     12.6 General.

          (a) Provisional Remedies. At any time during the procedures specified in Sections 12.3 and 12.4 of this Agreement, a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Article XII of this Agreement.

          (b) Tolling Statute of Limitations. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Article XII of this Agreement are pending. The parties will take such action, if any, as is required to effectuate such tolling.

          (c) Performance to Continue. Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute.

          (d) Extension of Deadlines. All deadlines specified in this Article XII of this Agreement may be extended by mutual agreement between the Buyer and the Shareholders' Agents.

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

          (e) Enforcement. The parties regard the obligations in this Article XII of this Agreement to constitute an essential provision of this Agreement and one that is legally binding on them. In case of a violation of the obligations in this Article XII of this Agreement by either the Buyer or the Shareholders' Agents, the other party may bring an action to seek enforcement of such obligations in any court of law having jurisdiction thereof.

          (f) Costs. The parties to the Dispute shall pay: (i) their own costs, fees, and expenses incurred in connection with the application of the provisions of this Article XII of this Agreement, and (ii) fifty percent (50%) of the fees and expenses of CPR and the mediator in connection with the application of the provisions of Section 12.4 of this Agreement.

          (g) Replacement. If CPR is no longer in business or is unable or refuses or declines to act to continue to act under this Article XII of this Agreement for any reason, then the functions specified in the Article XII of this Agreement to be performed by CPR shall be performed by another person engaged in a business equivalent to that conducted by CPR as is agreed to by the Buyer and the Shareholders' Agents (the "Replacement"). If the Buyer and the Shareholders' Agents cannot agree on the identity of the Replacement within ten
(10) calendar days after a Request, the Replacement shall be selected by the Chief Judge of the United States District Court for the Eastern District of Wisconsin upon application by any party hereto. If a replacement is selected by either means, this Article XII shall be deemed appropriately amended to refer to such Replacement.

                                  ARTICLE XIII
                            Miscellaneous Provisions

     13.1 Waiver of Compliance. Any failure by any of the parties hereto to comply with any obligation, covenant or agreement or to fulfill any condition herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right or any other right hereunder by that party.

     13.2 Notices. All notices and other communications required or permitted hereunder shall be deemed given if given in writing and delivered personally, by commercial delivery service, by courier or by facsimile transmission, or mailed by registered or certified mail (return receipt requested) fax, or postage fees prepaid, to the party to receive the same at its respective address set forth below, or at such other address as may from time to time be designated by such party to the others in accordance with this Section (provided, that written notice given in any other manner shall nonetheless be effective upon its actual receipt by the party entitled to receive it):

     If to the Shareholders'    George E. Prescott
     Agents, to:                806 Crestview Dr.
                                West Bend, WI 53095

     with copies to:            Quarles & Brady, LLP

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

                                411 East Wisconsin Avenue
                                Milwaukee, WI 53202
                                Attention:  Patrick M. Ryan
                                Facsimile:  (414) 271-3552

     If to Buyer to:            Roundy's, Inc.
                                23000 Roundy Drive
                                Pewaukee, WI  53072
                                Attention:  Edward G.  Kitz,
                                Vice President, Secretary and Treasurer
                                Facsimile: (262) 953-7989

     with a copy to:            Whyte Hirschboeck Dudek S.C.
                                111 East Wisconsin Avenue, Suite 2100
                                Milwaukee, WI  53202
                                Attention:  John F. Emanuel
                                Facsimile:  (414) 223-5000

     All such notices and communications hereunder shall be deemed given when received, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authorities or the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, or other evidence of transmission.

     13.3 Expenses. Each party hereto shall bear and pay its own expenses (and, in the case of the Shareholders, the Company's expenses prior to the Closing) in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, whether or not the Closing occurs hereunder. Without limiting the generality of the foregoing, the Shareholders will be solely responsible for the payment of any fees or commissions due to any investment banker, financial advisor, attorneys or accountants or the like retained by the Company and/or the Shareholders, except to the extent such expenses are included in the "Expenses" as defined in Section 2.1, and thereby taken into account in determining the Purchase Price.

     13.4 Public Announcements. No party hereto will issue any report, statement or release to the general public, to the trade, to the general or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby), relating to this Agreement and the transactions contemplated hereby, except (i) as may be mutually agreed by the parties hereto, (ii) as may be required by applicable securities laws, and (iii) as may reasonably be deemed appropriate by Buyer for communications to its lenders or investors.

     13.5 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and, in the case of the Shareholders, their heirs, beneficiaries, remaindermen, personal representatives, executors, administrators, fiduciaries and permitted assigns.

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

     13.6 Assignment. Neither this Agreement nor any rights, duties or obligations shall be assigned by any party hereto without the prior hereto written consent of the other parties, and any attempted assignment or transfer without such prior written consent shall be null and void.

     13.7 No Third Party Beneficiary. Neither this Agreement nor any provision hereof, nor any statement, schedule, certificate, instrument or other document delivered or to be delivered pursuant hereto, nor any agreement entered into or to be entered into pursuant hereto or any provision thereof, is intended to create any right, claim or remedy in favor of, or impose any obligation upon, any person or entity other than the parties hereto and their respective successors and permitted assigns, and in the case of the Shareholders, their heirs, beneficiaries, personal representatives, executors and permitted assigns.

     13.8 Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not intended to be a part of this Agreement and shall not be used in construing it.

     13.9 Entire Agreement. This Agreement embodies the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, written or oral, of the parties relating to the subject matter hereof.

     13.10 Modifications. This Agreement may be amended or modified only by an instrument signed by the parties or their duly authorized agents.

     13.11 Severability. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

     13.12 Definition of Knowledge. With respect to the representations and warranties of the Shareholders set forth herein which are made subject to the qualification "to the Knowledge of the Shareholders," or words of similar import, the Shareholders shall be deemed to have knowledge of any matter, fact, or thing that is, as of the date hereof or the Closing Date, actually known to George E. Prescott, Judith Prescott, Charles Benjamin or Robert Melcher, in each case after "due inquiry." For this purpose, "due inquiry" shall mean a review of the accounting and financial records and books of account of the Company; a review of the Company's regularly maintained files and records relating to its assets, liabilities, and business; a review of the minute books and stock records of the Company; a visual inspection of the Company's Real Property and tangible personal property; an inquiry of the Company's Store Managers, General Managers, Everix Bakery Manager, Human Resources Director, and Controller, and an inquiry of the attorneys, accountants, and similar professionals retained or engaged by the Company or any Shareholder at any time within the preceding two
(2) years.

     13.13 Definition of Material Adverse Effect and Material Adverse Change. The term "Material Adverse Effect" as used in this Agreement shall mean an effect that is materially adverse to the business, financial condition, prospects or results of operations of the Company and the Subsidiaries taken as a whole; provided, that any impairment of the Company's ability to conduct continuously any material aspect of its business at any one or at more than one of its retail locations (other than the Johnson Street location) will be deemed to constitute a Material

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

Adverse Effect. The term "Material Adverse Change" means a change or event that gives rise to a Material Adverse Effect.

     13.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.15 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without giving effect to principles of conflicts of law thereunder.

     13.16 Exclusive Jurisdiction. Each of the parties hereby (a) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any state court within Washington or Waukesha County, State of Wisconsin, or the Federal District Court for the Eastern District of Wisconsin and any court to which an appeal may be taken in any such litigation, and (b) by execution and delivery of this Agreement, irrevocably submits to and accepts with respect to any such action or proceeding, for such party's heirs, beneficiaries remaindermen, personal representatives, executors, administrators, fiduciaries and permitted assigns and in respect of such party's properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction under the constitution or laws of the State of Wisconsin or the Constitution or laws of the United States of America or otherwise. Each of the Shareholders hereby irrevocably undertakes to designate and appoint, and hereby does designate and appoint, the Shareholder's Agents, as such Shareholder's authorized agent in Wisconsin to accept and acknowledge on such Shareholder's behalf service of any and all process which may be served in any such litigation in any such court, and agrees that service of process upon such agent shall be deemed in every respective effective service of process upon such party in any such litigation and shall be taken and held to be valid personal service upon such party.

     13.17 Directors, Officers and Fiduciary Indemnification. For a period of at least eight (8) years after the Closing Date, to the extent permitted by applicable law, the Buyer will, and will cause the Company to, maintain in effect bylaw provisions and articles of incorporation provisions indemnifying present or former directors and officers of the Company and its Subsidiaries who serve or served as such at or prior to the Closing Date and former, present or future fiduciaries of any employee benefit plan of the Company who serve or served as such at or prior to the Closing Date no less favorable than such articles of incorporation or bylaws of the Company as are in effect on the Closing Date.

     13.18 Acknowledgment Regarding Trustee Status. The Parties acknowledge and agree that, to the extent a Person is executing and delivering this Agreement as a trustee of a trust, such Person is executing and delivering this Agreement solely in such Person's capacity as a Trustee and shall have no personal liability in connection with the execution, delivery and performance of this Agreement.

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     13.19 Specific Performance. The Parties agree that the assets and business of the Company as a going concern constitute unique property. There is no adequate remedy at law for the damage which any Party might sustain for failure of the other Parties to consummate the transactions contemplated by this Agreement and, accordingly, each Party shall be entitled, at its option, to the remedy of specific performance to enforce the consummation of the transactions described in this Agreement.

     13.20 Disclosure Schedule.

          (a) Disclosure Schedule. Contemporaneously with the execution and delivery of this Agreement, the Shareholders' Agents, on behalf of Shareholders, are delivering to Buyer the Disclosure Schedule. The Disclosure Schedule is deemed to constitute an integral part of this Agreement and all representations and warranties of the Shareholders are made subject to the exceptions which are noted in the Disclosure Schedule and in any other schedules attached to this Agreement, as supplemented from time to time by the Shareholders hereafter and prior to the Closing Date (to the extent expressly permitted hereunder). The inclusion of any item in the Disclosure Schedule shall constitute disclosure for all purposes under this Agreement, and shall not be construed as an indication of the materiality or lack of materiality of such item. The failure to disclose a matter or item in one section of the Disclosure Schedule shall not constitute a breach of any representation or warranty made in this Agreement so long as such matter or item is fairly disclosed elsewhere in the Disclosure Schedule or elsewhere in this Agreement or in any other schedule attached to this Agreement.

          (b) Updates. Prior to the Closing Date, the Shareholders may update and supplement the Disclosure Schedule from time to time by written notice from the Shareholders' Agents to Buyer, but only with respect to events occurring or circumstances arising between the execution of this Agreement and the Closing. If requested by Buyer, the Shareholders' Agents shall meet and discuss with Buyer any change in the Disclosure Schedule made by the Shareholders which has had or will have, in the reasonable judgment of Buyer, a Material Adverse Effect (a "Disclosure Schedule Change"). If the parties cannot resolve any differences regarding the Disclosure Schedule Change within a reasonable period of time (not to exceed ten (10) calendar days), Buyer may terminate this Agreement by written notice from Buyer to the Shareholders' Agents given within five (5) calendar days after the expiration of such ten-day period.

     13.21 Access; Retention of Records. After the Closing Date for a period of six (6) years thereafter, the Buyer shall cause the Company to retain all books and records relating to tax, accounting, legal and similar matters pertaining to the Company's business prior to the Closing Date, and to make such books and records available to the Shareholders on the following conditions: (a) at the request of the Shareholders' Agents; (b) upon reasonable advance notice to the Company at reasonable times taking into account the business needs of the Company; and (c) for purposes reasonably related to the Shareholder's ownership of the Company prior to the Closing Date. The Shareholder requesting such access shall pay all reasonable out-of-pocket expenses, excluding wages and salaries of its own personnel, incurred by the Company in connection with the Company's compliance with this Section 13.21.

     13.22 Attorneys' Fees. In the event of litigation between the parties hereto to enforce any provision of this Agreement, or for breach thereof, the party or parties obtaining a final nonappeable judgment in their favor shall be entitled to an award of their reasonable attorneys' fees and other expenses incurred in prosecuting or defending such action, as the case may be.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

ROUNDY'S, INC.                      SHAREHOLDERS:


By: /s/ Edward G. Kitz              /s/ George E. Prescott
    -----------------------------   -------------------------------------------
    Edward G. Kitz,                 George E. Prescott
    Vice President
    Secretary and Treasurer


                                    /s/ Judith A. Prescott
                                    -------------------------------------------
                                    Judith A. Prescott


                                    Supermarket I Trust f/b/o Cheryl Miller


                                    By: /s/ Charles F. Benjamin
                                        ---------------------------------------


                                    Supermarket II Trust f/b/o Matthew Prescott


                                    By: /s/ Charles F. Benjamin
                                        ---------------------------------------


                                    Supermarket III Trust f/b/o Patrick Prescott


                                    By: /s/ Charles F. Benjamin
                                        ---------------------------------------


                                    Supermarket A Trust f/b/o Cheryl Miller


                                    By: /s/ Charles F. Benjamin
                                        ---------------------------------------


                                    Supermarket B Trust f/b/o Matthew Prescott


                                    By: /s/ Charles F. Benjamin
                                        ---------------------------------------


                                    Supermarket C Trust f/b/o Patrick Prescott


                                    By: /s/ Charles F. Benjamin
                                        ---------------------------------------


                                    /s/ Charles Benjamin
                                    -------------------------------------------
                                    Charles Benjamin


                                    /s/ Ralph Prescott
                                    -------------------------------------------
                                    Ralph Prescott

       LIST OF OMITTED EXHIBITS AND SCHEDULES TO STOCK PURCHASE AGREEMENT
         BY AND AMONG ROUNDY'S, INC. AND THE SHAREHOLDERS OF PRESCOTT'S
                SUPERMARKETS, INC. DATED AS OF DECEMBER 10, 2002

                                    SCHEDULES

     4.1    Corporate Organization
     4.2    Authorization; No Violations
     4.3    Title to the Subject Shares
     4.4    Capitalization of the Company
     4.5    Subsidiaries and Affiliates
     4.6    Financial Statements
     4.7    Absence of Undisclosed Liabilities
     4.8    Absence of Certain Changes or Events
     4.9    Legal Proceedings.
     4.10   Taxes
     4.11   Title to Properties and Related Matters
     4.12   Computer Software
     4.13   Licenses, Permits, Authorizations and Consents
     4.14   Intellectual Property
     4.15   Contracts
     4.16   Employees
     4.17   Benefit Plans
     4.18   Compliance with Applicable Law
     4.19   Ability to Conduct the Business
     4.20   Material Suppliers
     4.21   Inventories
     4.22   Accounts Receivable
     4.23   Insurance
     4.24   Bank Accounts; Powers of Attorney
     4.25   Minute Books, etc.
     4.26   Books and Records
     4.27   Transactions with Related Parties.
     4.28   Environmental Matters
     4.29   Disclosure
     4.30   Reliance

                                    EXHIBITS

     Exhibit A   Shareholder's Counsel's Legal Opinion
     Exhibit B   Noncompetition Agreement
     Exhibit C   Indemnification Escrow Agreement
     Exhibit D   Purchase Price Adjustment Escrow Agreement
     Exhibit E   Buyer's Counsel's Legal Opinion
     Exhibit F   Allocation of Purchase Price
     Exhibit G   Landlord Estoppel Certificate
     Exhibit H   Subordination, Nondisturbance and Attornment Agreement

     THE ABOVE-DESCRIBED EXHIBITS AND SCHEDULES ARE OMITTED FROM THIS FILING PURSUANT TO ITEM 601(B)(2) OF REGULATION S-K. THE REGISTRANT, ROUNDY'S, INC., HEREBY AGREES TO FURNISH A COPY OF SUCH EXHIBITS AND SCHEDULES TO THE COMMISSION UPON REQUEST.